UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14C/A
Amendment No. 2

(RULE 14C-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☒	Preliminary Information Statement
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☐	Definitive Information Statement

FANSTEEL INC.
(Name of Registrant as Specified In Its Charter)

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FANSTEEL INC.
1746 Commerce Road
Creston, Iowa 50801
Telephone:  (641) 782-8521 x111
Facsimile:  (641) 782-5390

NOTICE OF ACTION BY WRITTEN CONSENT.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

To the Stockholders of Fansteel Inc.:

This Information Statement is being distributed on or about October __, 2009 by the Board of Directors (the "Board") of Fansteel Inc., a Delaware corporation (the "Corporation" or "we", "us" or "our"), to the holders of record of our issued and outstanding Common Stock, par value $0.01 per share ("Common Stock"), as of the close of business on October __, 2009 (the "Record Date"), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We had no outstanding preferred stock outstanding on the Record Date.

The purpose of this Information Statement is to inform holders of our Common Stock that the Board and the holders of a majority of the outstanding shares of our Common Stock have approved the following proposals (the "Proposals"):

(1)     Approval of the election of three Directors of the Corporation for the coming year;

(2)     Approval of the ratification of the selection of Kiesling Associates LLP as the Corporation's independent auditors for the year ending December 31, 2009;

(3)     Approval of an amendment and restatement of the Corporation's Amended Certificate of Incorporation, attached hereto as Exhibit A, to effect a 7,500 to 1 reverse split of our issued and outstanding Common Stock (the "Reverse Split").

On August 23, 2009, the Board unanimously approved the Proposals.  Under the Delaware General Corporation Law ("Delaware Law"), the affirmative vote of the holders of a majority of the outstanding shares of Common Stock as of the close of business was required to approve the Proposals.  Under Section 228 of the Delaware General Corporation Law, action by stockholders may be taken without a meeting, without prior notice, by written consent of the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize the action at a meeting at which all shares entitled to vote thereon were present and voted.  On that basis, the Proposals were adopted on September 3, 2009 by the written consent of Mr. Brian F. Cassady, Mr. Curtis J. Zamec, II, and Greenwich Investment Company, LLC, which is solely owned and controlled by Mr. Leonard M. Levie, who collectively hold 2,388,730 shares of Common Stock, representing a 70% interest in our issued and outstanding Common Stock and were submitted to the Secretary of the Corporation on or about September 4, 2009.  In this Information Statement, we sometimes refer to Messrs. Cassady, Zamec and Levie and Greenwich Investment Company, LLC as the Affiliated Persons.  The actions contemplated therein will become effective on November __, 2009, the Effective Date, which shall be at least 20 days following the distribution of this Information Statement.  Holders of our Common Stock do not have appraisal or dissenter's rights under Delaware Law in connection with the matters approved by stockholders in this Information Statement.

This Information Statement serves as notice of written consent to the foregoing actions in accordance with Section 228(e) of Delaware Law.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE REVERSE SPLIT, PASSED UPON THE MERITS OR FAIRNESS OF THE REVERSE SPLIT, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

By:
October __, 2009		Curtis J. Zamec, II President and Chief Executive Officer

SUMMARY TERM SHEET OF REVERSE SPLIT

The following is a summary of the material terms of the Reverse Split.  While this summary describes what we believe are the material terms and conditions of the Reverse Split, this Information Statement contains a more detailed description of these terms and conditions.  We urge you to carefully review, in their entirety, this Information Statement, the attached Exhibits and the documents incorporated by reference.  In this Information Statement, the terms "the Company" or "we," "us," or "our" refer to Fansteel, Inc., and the terms "Affiliated Persons," "affiliates" or "affiliated stockholders" refer to Mr. Brian F. Cassady, Mr. Curtis J. Zamec, II, Mr. Leonard M. Levie, and Greenwich Investment Company, LLC.  Each of the Affiliated Persons has adopted the analysis, conclusions, and the information that we have set forth in this Information Statement.

—     Terms of Reverse Split and Effects on Stockholders.  As a result of the Reverse Split:

(a)     each stockholder owning fewer than 7,500 shares of our Common Stock immediately before the Effective Date of the Reverse Split will receive $0.46 in cash, without interest, in exchange for each such share which shall be automatically cancelled on the Effective Date, and as a result will no longer be a stockholder of the Corporation; and

(b)     each stockholder holding 7,500 or more shares of our Common Stock immediately before the Effective Date will receive 1 share for each 7,500 shares it held before the Effective Date and $0.46 in cash, without interest, per such share that would result in a fractional share.

Shares bought, and held immediately before the Effective Date, as with all other shares, will be subject to the Reverse Split on the Effective Date.  Please see sections of this Information Statement entitled "Description of Reverse Split" and "Special Factors Pertaining to the Reverse Split - Effects of the Reverse Split" for a more detailed discussion of the foregoing.

The Reverse Split will have no material effect on our directors, executive officers and their affiliates except that the total ownership of our Common Stock owned by such affiliated stockholders will increase slightly.  In addition, our directors, executive officers and their affiliates will no longer be subject to the certain reporting requirements, regarding their ownership and changes in ownership of our securities, after the Company deregisters as a reporting company under the Exchange Act.

A stockholder holding a total of 7,500 or more shares of Common Stock may have those shares cashed out if the stockholder holds a combination of street name shares and shares of record, or holds shares in multiple brokerage firms.  If you are in this situation and desire to remain a stockholder after the Reverse Split, you should consolidate your holdings into one brokerage account or record holder position prior to the Effective Date.

—               Purpose and Reasons.  In the view of the Board and each of the Affiliated Persons, the primary purpose of the Reverse Split is to reduce our total number of record holders to below 300 by cashing out any shareholders who own less than 7,500 shares immediately before November __, 2009, the Effective Date. This reduction will allow us to terminate registration of our Common Stock under the Exchange Act, as amended, and our obligation to file certain reports thereunder.  The primary reason of our Board and each of the Affiliated Persons for implementing the Reverse Split is that they anticipate that the Reverse Split will result in significant cost savings to us beginning in late 2009 and on an annual basis thereafter.  Please see the sections of this Information Statement entitled "Special Factors Pertaining to the Reverse Split – Purposes and Reasons" for more information and a more detailed discussion of the foregoing.

—              Fairness of Reverse Split.  The Board and each of the Affiliated Persons believe that the Reverse Split is in our best interests and is fair to the affiliated and unaffiliated holders of our shares, including those holders whose shares will be cashed out in the Reverse Split ("Cashed-out Holders") and those who will remain holders of our shares after the Reverse Split ("Continuing Holders").  Both the Cashed-out Holders and the Continuing Holders will receive cash in lieu of any fractional shares.

The Board has set $0.46 per pre-split share (the "Cash-out Price") as the cash consideration to be paid to stockholders instead of issuing fractional shares (i.e., portions of shares other than whole shares) in connection with the Reverse Split.  The Board made this determination in good faith after careful consideration of the material factors more particularly set forth in the section of this Information Statement entitled "Special Factors Pertaining to the Reverse Split" and each of the Affiliated Persons agree with the Board's determination.

The Cash-out Price of $0.46 per share represents the simple average trading price of our Common Stock, exclusive of transaction costs, for both the three month period ended October 1, 2009 and for the 2009 calendar year-to-date.  The Board and each of the Affiliated Persons believe the Cash-out Price is procedurally and substantively fair to the Cashed-out Holders and Continuing Holders because it represents the price set by what they believe were arm's-length market transactions over both the near term and longer term time horizons.  Based on its own review and analysis, the Board and each of the Affiliated Persons believe that other valuation metrics including net book value, liquidation value and going concern reveal negative or de minimus share value.

Our Board and each of the Affiliated Persons did not engage any independent party, such as an accounting firm, valuation company, independent unaffiliated shareholder or independent Board representative, to analyze, approve, or assist it in determining the Cash-out Price or require approval of the Reverse Split by a majority of our unaffiliated stockholders.  A majority of our directors who are not employees have not retained an unaffiliated representative to act solely on behalf of our unaffiliated stockholders for purposes of negotiating the terms of the Reverse Split and/or preparing a report on the fairness of the Reverse Split.  A majority of the Board who are not employees approved the Reverse Split, but all such directors are either affiliated stockholders of the Company or appointed by an affiliated stockholder.

The factors the Board and each of the Affiliated Persons considered in determining the fairness of the Reverse Split are described in greater detail in this Information Statement under the section entitled "Special Factors Pertaining to the Reverse Split – Fairness of the Reverse Split."

The Reverse Split will have no material effect on the holdings of Common Stock of our directors, executive officers and their affiliates.

—             Authorization of Reverse Split and Voting Information.  We have authorized 3,600,000 shares of Common Stock, par value $0.01 per share. Of the 3,600,000 shares of Common Stock authorized, there are currently 3,420,000 shares issued and outstanding.  No preferred shares have been issued and as a result, there are no preferred shares outstanding.  Each issued and outstanding share of Common Stock is entitled to one vote.  Under Section 228 of the Delaware General Corporation Law, action by stockholders may be taken without a meeting, without prior notice, by written consent of the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize the action at a meeting at which all shares entitled to vote thereon were present and voted.  On that basis, the Proposals were adopted on September 3, 2009 by the written consent of Brian F. Cassady, Curtis J. Zamec, II, and Greenwich Investment Company, LLC, which is wholly owned and controlled by Leonard M. Levie, who collectively hold 2,388,730 shares of Common Stock, representing a 70% interest in our issued and outstanding Common Stock and were submitted to the Secretary of the Corporation on or about September 4, 2009.  These holders are members of our Board or designate such members.  Please see sections of this Information Statement entitled "Security Ownership of Certain Beneficial Owners and Management", "Additional Information on the Reverse Split – Past Transactions – Change in Control and Description and Interest of Certain Persons in Matters to be Acted Upon" and "Voting Information" for a more detailed discussion of the foregoing.

—             Effective Date.  The actions contemplated therein will become effective on November __, 2009, the Effective Date, which shall be at least 20 days following the distribution of this Information Statement, as required by applicable federal securities laws.  If the Proposals had not been adopted by written consent, we would have been required to submit the Proposals to our stockholders at an annual or special stockholders' meeting convened for approval.  Please see the section of this Information Statement entitled "Additional Information on the Reverse Split – How the Reverse Split will be Effected".

—             No Appraisal Rights.  Holders of our Common Stock do not have appraisal or dissenter's rights under Delaware Law in connection with the matters approved by stockholders in this Information Statement.  Please see the section of this Information Statement entitled "Additional Information on the Reverse Split – Unavailability of Appraisal or Dissenters' Rights" for a more detailed discussion of the foregoing.

—              Distribution of Information Statement.  This Information Statement is being furnished by the Corporation, will be filed with the SEC, will be mailed to each stockholder, and will be publically available on the SEC's EDGAR website at www.sec.gov.  The Board has fixed the close of business on the Record Date, i.e. October __, 2009, for the determination of stockholders who are entitled to receive this Information Statement.

You also may access the Information Statement on our website at www.fansteel.com under the heading entitled "Information Statement in Connection with Reverse Stock Split".  See the section of this Information Statement entitled "Available Information - Information Notice Regarding the Availability of Information Statement".

We will bear the entire cost of furnishing this Information Statement.  Stockholders are being provided with a hard copy of this Information Statement by mail to their address of record. Stockholders that request a hard copy rather than Internet availability will be provided with an additional copy. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them.

—             Share Price.  The Common Stock is quoted on the Pink Sheets under the symbol "FELI".  On October 1, 2009, the last known trade, the price of our Common Stock was $0.75 per share.

—             Material United States Federal Income Tax Consequences.  We will not recognize any gain, loss or deduction for federal income tax purposes as a result of the Reverse Split.  Stockholders who receive no cash as a result of the Reverse Split will not recognize any gain or loss for federal income tax purposes.  Stockholders who receive cash as a result of the Reverse Split may be required to recognize a gain or loss for federal, state and/or local income tax purposes depending on their cost basis.  We strongly recommend that Stockholders consult their tax and legal advisors regarding their specific tax situation.  We are not responsible for any gain or loss a Stockholder may incur as a result of the Reverse Split.  Please see the section of this Information Statement entitled "Additional Information on the Reverse Split – Material United States Federal Income Tax Consequences" for further information regarding the federal income tax consequences to stockholders who receive cash in exchange for their shares as a result of the Reverse Split.

—             Unclaimed Property Laws.  All cash amounts payable in lieu of fractional shares that remain unclaimed will be subject to applicable state laws regarding abandoned property.  Please see the section of this Information Statement entitled "Additional Information on the Reverse Split – Unclaimed Property Laws".

—             Termination of Reverse Split.  The Board will have the discretion to determine if and when to effect the Reverse Split, and reserves the right to abandon the transaction before the effective time of the Reverse Split, if for any reason the Board determines that, in our best interests or our stockholders, it is no longer advisable to proceed with the Reverse Split.  Please see the sections of this Information Statement entitled "Additional Information on the Reverse Split – Termination of the Reverse Split" for a more detailed discussion of the foregoing.

We urge you to read this document carefully and in its entirety, including the attached Exhibits. This Information Statement which includes notice of stockholder action by written consent is first being mailed on October __, 2009 to our stockholders of record on October __, 2009.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE REVERSE SPLIT, PASSED UPON THE MERITS OR FAIRNESS OF THE REVERSE SPLIT, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE PROPOSALS APPROVED BY WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF OUTSTANDING SHARES OF OUR COMMON STOCK.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

TABLE OF CONTENTS

Summary Term Sheet of Reverse Split	2
Terms of Reverse Split and Effects on Stockholders	2
Purpose and Reasons	2
Fairness of Reverse Split	2
Authorization of Reverse Split and Voting Information	3
Effective Date	3
No Appraisal Rights	3
Distribution of Information Statement	3
Share Price	4
Material United States Federal Income Tax Consequences	4
Unclaimed Property Laws	4
Termination of Reverse Split	4
Cautionary Notice Regarding Forward-Looking Statements	7
Important Notice	7
Special Factors Pertaining to the Reverse Split	7
Purposes and Reasons, Alternatives and Effects of the Reverse Split	7
Purposes and Reasons	7
Alternatives	9
Issuer Tender Offer	9
Reorganization Through a Cash-out Merger	9
Maintaining the Status Quo	9
Effects of the Reverse Split	10
Effects on Cashed-out Holders	10
Effects on Continuing Holders	11
Effects on Affiliates and Unaffiliated Stockholders	11
Effects on Share Certificates	12
Effects on Us	12
Effects on Rights of Shareholder	12
Effects on Our Executive Officers, Directors and Affiliates	12
Certain Financial Effects of the Reverse Split	13
Fairness of the Reverse Split	13
Reports, Opinion, Appraisals, Negotiations	15
Additional Information on the Reverse Split	15
Past Transactions – Change in Control and Description and Interest of Certain
Persons in Matters to be Acted Upon	15
Sources and Amounts of Funds	16
Financial Information	16
Historical Financial Information	16
Summary Financial Information	17
Ratio of Earnings to Fixed Charges	18
Pro Forma Information	18
Voting Securities	24
Market Price of Our Common Stock	24
Dividends	25
Stockholders	25
Stock Purchases	25
Voting Information	25
How the Reverse Split will be Effected	26
Material United States Federal Income Tax Consequences	26
Unavailability of Appraisal or Dissenters' Rights	27
Provisions of Unaffiliated Security Holders	27
Unclaimed Property Laws	27
Regulatory Approvals	27
Termination of Reverse Split	27

Backup Withholding	28
Executive Compensation	28
Summary Executive Officer Compensation Table	28
Executive Officer Compensation Summary	29
Outstanding Equity Awards at Fiscal Year-End	30
Compensation of Directors	30
Summary Director Compensation Table	30
Director Compensation Summary	30
Employment Contracts, Termination of Employment and Change-in-Control Provisions	31
Fees Billed for Audit and Non-Audit Services	31
Pre-Approval Policy for Audit and Non-Audit Services	31
Board of Directors Audit Report	31
Security Ownership of Certain Beneficial Owners and Management	32
Security Ownership of Certain Beneficial Owners	32
Security Ownership of Directors and Executive Officers	33
Transactions with Related Persons, Promoters and Certain Control Persons	33
Section 16(A) Beneficial Ownership Reporting Compliance	34
Code of Ethics	34
Corporate Governance	34
Independent Directors	34
Board Meetings and Committees; Annual Meeting Attendance	35
Shareholder Communications	35
Item 1: Election of Directors	35
Director Nominees	35
Item 2: Ratification of the Board's Selection of
Kiesling Associates LLP as Independent Auditors for 2009	36
Item 3: Amendment and Restatement of the Certificate of Incorporation to Effect Reverse Split	37
Description of Reverse Split	37
Terms of the Reverse Split	37
Available Information	38

Exhibit A	Proposed Form of Amendment to Amended and Restated Articles of Incorporation to Effect Reverse Split
Exhibit B	Form of instructions and transmittal letters to stockholders for delivery of stock certificates and payment of Cash-Out price.

CAUTIONARY NOTICE REGARDING
FORWARD-LOOKING STATEMENTS

When used in this Information Statement, the words or phrases "believe," "expects," "intends," "targeted," "will likely result", "are expected to," "will continue," "anticipate," "estimate," "project" or similar expressions are intended to identify "forward-looking statements."  Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from results presently anticipated or projected.  We caution you not to place undue reliance on any such forward-looking statements, which speak only as of the date made.  Readers are advised that actual results may differ materially from any opinions or statements expressed with respect to future periods in any current statements in this Information Statement or in our other filings with the Securities and Exchange Commission ("SEC").  To the extent that there is any material change in the information discussed in this Information Statement, we will promptly disclose the change as required by applicable SEC rules and regulations.  Please see the section of this Information Statement entitled "Available Information."

Various future events or factors may cause our results of operations or performance to differ materially from those expressed in our forward-looking statements.  These factors are incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on May 14, 2009, as set forth in Item 1A – Risk Factors, thereof.

IMPORTANT NOTICE

We have not authorized any other person or entity to give any stockholder of the Company any information or to make any representations with respect to the transaction contemplated in this Information Statement which includes notice of stockholder action by written consent. YOU SHOULD NOT RELY ON ANY INFORMATION UNLESS SUCH INFORMATION IS PROVIDED DIRECTLY BY US. The information contained in this Information Statement which includes notice of stockholder action by written consent is correct as of the date it was prepared. We will update this Information Statement to reflect any factors or events arising after its date that individually or together represent a material change in the information included in this document.  You should not interpret the contents of this document or any communication from us, whether written or oral, as legal, tax, accounting or other expert advice. YOU SHOULD CONSULT YOUR OWN LAWYERS, ACCOUNTANTS, OR OTHER PROFESSIONAL ADVISORS.

SPECIAL FACTORS PERTAINING TO THE REVERSE SPLIT

Purposes and Reasons, Alternatives and Effects of the Reverse Split

Purposes and Reasons.

Each of the Affiliated Persons has adopted the following analysis, conclusions, and information concerning the purposes and reasons for the Reverse Split.

The decision to investigate and ultimately pursue the Reverse Split followed the closure of the Corporation's Chicago headquarters and relocation of the same to Creston, Iowa, the site of the Corporation's principle manufacturing unit, in March of 2009.  The closure of the headquarters, among other cost reduction and efficiency improvement initiatives the Corporation has pursued, was driven by the desire to reduce overhead expenses and increase cash flow to service debt.  The relocation resulted in reduced levels of management, accounting and support staff available to assist with SEC reporting and also a significantly reduced pool of local employees from which to draw upon for this expertise.  Furthermore, after reviewing expense levels remaining following the headquarters relocation and other cost reduction efforts, the Board felt that additional expense reductions were required given the macroeconomic environment.  Among the expense reduction options considered, was the reduction or elimination of administrative expenses associated with maintaining the Corporation's status as a public reporting entity.  In June of 2009, the Board began to consider whether reducing expenses via a deregistration of the Corporation's shares and cessation of public reporting would be an effective cost reduction alternative.  The Board conducted further investigations of the legal and technical requirements of this course of action from June until the formal vote on August 23, 2009 to amend and restate the certificate of incorporation to effect the Reverse Split with a Cash-out Price of $0.35.  Based on the recommendation and reasons of the Board, Mr. Cassady, Mr. Zamec, and Greenwich Investment Company, LLC, which is wholly owned and controlled by Mr. Leonard M. Levie, on September 3, 2009 consented to the Reverse Split.

During preparation and amendment of the preliminary Information Statement, the Board and Affiliated Persons further considered the approach to valuation and determination of the Cash-out Price and decided for reasons, discussed in more detail in this Information Statement under "Special Factors – Fairness of the Reverse Split", a moving average trading price of our Common Stock was a more accurate and fair method for valuing the Common Stock and determining the Cash-out Price, than selecting the price of a certain trade.  The Board and Affiliated Persons communicated and discussed these reasons and this approach from October 7 to October 11, 2009.  The members of the Board consented on October 8, 2009 to increase the Cash-out Price from $0.35 to $0.46 per pre-Reverse Split share of Common Stock and otherwise proceed with the Reverse Split and the Affiliated Persons consented to increase the Cash-out Price to $0.46 and proceed with the Reverse Split on October 11, 2009.

The purpose of the Reverse Split is to reduce the number of record holders of shares of our Common Stock below 300 and enable us to terminate the registration of, or deregister, our shares under Section 12(g) of the Exchange Act.  We selected the ratio of one for 7,500 shares to achieve this result and ensure that after the Reverse Split, we would be sufficiently below 300 shareholders of record as to remain below such level in the future.  Based on this ratio, as a result of the Reverse Split, we expect we will have approximately 150 stockholders of record.  Securities are considered to be "held of record" in accordance with Rule 12g5-1 under the Exchange Act by each person who is identified as the owner of such securities on the respective records of security holders maintained by or on behalf of the issuers.  Institutional custodians such as Cede & Co. and other commercial depositories are each considered, generally, a single holder of record for purposes of these provisions.  We may, from time to time, enter into separate, open market or privately negotiated, transactions with various small lot shareholders to purchase such small lot shares in furtherance of our goal to reduce the number of record holders to well below 300.

We intend to file a Form 15 with the SEC to terminate the registration of our shares and our filing obligations as soon as possible after completion of the Reverse Split. Upon filing the Form 15, our obligation to file periodic and current reports under the Exchange Act will be immediately terminated.  Deregistration of our shares will be effective 90 days after the filing of the Form 15 unless the SEC denies the termination.

Upon deregistration of our shares, our obligation to comply with the requirements of the proxy rules and to file and furnish proxy statements under Section 14 of the Exchange Act will also be terminated.  As a result, we will no longer be a public reporting company. We will not be required to file periodic and current reports with the SEC in the future unless we subsequently file another registration statement under the Exchange Act, or again have record holders of common shares in excess of 300.

The Board approved and each of the Affiliated Persons voted or caused to be voted the shares of Common Stock they beneficially own to approve this transaction to be implemented at this time because they concluded, after careful consideration, that the costs and other disadvantages associated with being an SEC-reporting company outweigh the advantages associated with being an SEC-reporting company and that the Reverse Split currently constitutes the most expeditious, efficient, cost effective and fair method to convert the Corporation from a public reporting company to a non-public, non-reporting company.

Over the last year, the market price of our Common Stock as quoted on the Pink Sheets has ranged from $1.00 to a low of $0.05.  The Common Stock is quoted on the Pink Sheets under the symbol "FELI".  On October 1, 2009, the last trade price of the Common Stock was $0.75 per share.

Many brokerage firms are reluctant to recommend low-priced stocks, like our Common Stock, to their clients. The policies and practices of some brokerage houses tend to discourage individual brokers within those firms from dealing in lower priced stocks. Additionally, the brokerage commission on the purchase or sale of stock with a relatively low per share price generally tends to represent a higher percentage of the sales price than the brokerage commission charged on a stock with a relatively high per share price.  Other factors include the relative liquidity or illiquidity of the investment, limited float and generally wider bid/ask spreads.

We and each of the Affiliated Persons believe that at this time, the costs we incur to remain a "public" company outweigh any value generated.  Audit costs, Sarbanes-Oxley costs and the time and attention required of management and the Board reduces available time and ultimately reduces the focus on serving our customers.  By effecting the Reverse Split, we will reduce our shareholder base to below the 300 threshold that requires continued SEC reporting.  A reduction in audit and Sarbanes-Oxley costs will improve our financial liquidity and the time and attention management and the Board otherwise would devote to these activities can be redirected.  We estimate that savings in accounting, legal and insurance expenses will total approximately $300,000 annually.  In addition, not needing to comply with Sarbanes-Oxley requirements will avoid an initial expenditure of at least $150,000 and save an additional $50,000 on an annual basis thereafter.

We and each of the Affiliated Persons believe our achieving cost savings is particularly important because we have a relatively high level of indebtedness, in part related to our discontinued operations, and in part related to funding our continuing operations.  As more fully disclosed within our past and recent filings on Form 10-K and Form 10-Q, discontinued operations have used a significant amount of our available cash flow.  Historically, to service this high level of debt, we have borrowed funds and used these funds to satisfy these debt obligations as they came due.  Today, continuing operations must generate cash flow in excess of the basic requirement for continuing operations which we must apply to our discontinued operations.  The current economic environment has created, and we anticipate will continue to create, uncertainty and volatility with some of our customers.  Significant volatility that we expect in our continuing operations could limit our ability to meet our contractual obligations as they come due and/or limit our ability to fund discontinued operations.

Our discontinued operations primarily were caused by extensive and costly environmental remediation requirements we incurred as a result of confirmation of the plan of reorganization pursuant to which we emerged from bankruptcy in 2004.  In certain cases, the remediation and timeline are behind schedule due to limitations on available funding.  This problem is most acute at our special purpose subsidiary, FMRI, Inc.

We and each of the Affiliated Persons believe that cost savings will better position us to respond, if necessary, to risks and uncertainty regarding the total cost of remediation at FMRI, Inc's. Muskogee Facility.  Through the plan of reorganization, we entered into three promissory notes with our special purpose entity, FMRI, Inc., to fund remediation.  The face value of the primary note is $30,600,000.  The face value of the secondary note is $4,200,000.  Should these amounts be insufficient to fully remediate the property in accordance with the Nuclear Regulatory Commission (the "NRC") site license and approved Plan of Decommissioning, the plan of reorganization provided for an unvalued contingent note.  The amount of the contingent note may be substantial and we may not have available resources to service it, or our obligations under one or both of the other notes as they become due.

Based on a comparable trading basis, balance sheet analysis and discounted cash flow analysis, we and each of the Affiliated Persons believe our equity has de minimis value.  We and each of the Affiliated Persons believe the nominal value of our equity is, in part, related to the high level of debt attributable to the promissory notes that obligate us to fund clean-up of the environmental liabilities we inherited, and in part due to our significant negative net worth.

Certain other companies have used their Common Stock to effect acquisitions.  We and each of the Affiliated Persons believe this is not feasible given our current balance sheet.  We have significant indebtedness, and we and each of the Affiliated Persons believe our equity has de minimis value and these shares of our stock would be impractical to use in any strategic transaction.  We and each of the Affiliated Persons believe our environmental issues create additional and significant uncertainties and these issues are generally not well received by prospective purchasers or potential partners.

Alternatives

Each of the Affiliated Persons has adopted the following analysis, conclusions, and information concerning the alternatives to the Reverse Split.

In making the determination to proceed with the Reverse Split, the Board and each of the Affiliated Persons considered the feasibility of the alternative transactions described below.  The Board and each of the Affiliated Persons did not investigate the potential costs of the transactions listed below because they determined that these transactions either had little likelihood of sufficiently reducing the number of our stockholders or had other features, such as triggering dissenters' rights, which could possibly add to the expense and the uncertainty of the transaction.

Issuer Tender Offer.  The Board and each of the Affiliated Persons considered the feasibility of an issuer tender offer to repurchase our shares.  The primary disadvantage of this type of transaction is that, due to its voluntary nature, we would have no assurance that enough shares would be tendered to sufficiently reduce the number of our stockholders.  In addition, the rules governing tender offers require equal treatment of all stockholders, including pro rata acceptance of offers from stockholders.  These requirements make it difficult to ensure that we would be able to reduce the number of record holders of our shares enough (i.e., below the 300 stockholder level) to permit us to deregister our shares, potentially resulting in our incurring the expense of repurchasing numerous shares and still being unable to deregister.  In addition, a tender offer would require significantly more cash than a Reverse Split.  As a result of these disadvantages, the Board determined not to pursue this alternative.

Reorganization Through A Cash-out Merger.  The alternative available to the Board which was most similar to the Reverse Split was coordinating a cash-out merger.  In order to effect the cash-out merger, our insiders (management and larger shareholders) would contribute their shares of Common Stock to form an acquisition entity which would merge into us.  As a result of the merger, the shares of our Common Stock (other than shares owned by insiders) would be converted into the right to receive cash.  The Board and each of the Affiliated Persons concluded that the Reverse Split was a better alternative since it (i) requires significantly less cash, (ii) allows unaffiliated holders of more than 7,500 shares the opportunity to remain stockholders, (iii) does not require the formation of a new entity, (iv) allows us to avoid the regulatory issues and approvals associated with our merger into another corporation, and (v) does not trigger dissenters' rights as a cash-out merger would.

Maintaining the Status Quo.  The Board and each of the Affiliated Persons considered maintaining the status quo.  In that case, we would continue to incur the expenses of being a public reporting company without enjoying the benefits traditionally associated with public company status.  In addition, significant time would continue to be spent by management on compliance and disclosure issues relating to our filings under the Exchange Act, which dilutes management's focus on managing our business and growing shareholder value.  The Board and each of the Affiliated Persons believe that maintaining the status quo is not in our best interests or our stockholders and rejected this alternative.

Effects of the Reverse Split

Each of the Affiliated Persons has adopted the following analysis, conclusions, and information concerning the effects of the Reverse Split.

The primary effect of the Reverse Split will be to reduce our total number of shareholders to below 300 record owners by cashing out any shareholders who own less than 7,500 shares immediately prior to the Effective Date. This will allow us to terminate registration of our Common Stock under the Exchange Act, as amended.  Consummation of the Reverse Split will not alter the number of authorized shares of Common Stock, nor alter the validity or transferability of stock certificates presently outstanding.  Continuing Holders of the Common Stock will have the same relative rights following the Effective Date of the Reverse Split as they had before the Effective Date.

As a result of the Reverse Split:

Each stockholder owning fewer than 7,500 shares of our Common Stock immediately before the Effective Date of the Reverse Split will receive $0.46 in cash, without interest, for each such share and will no longer be a stockholder of the Corporation ("Cashed-out Holders").

Each stockholder holding 7,500 or more shares of our Common Stock immediately before the Effective Date will receive 1 share for each 7,500 shares it held before the Effective Date and $0.46 in cash, without interest, per each such share that would result in a fractional share ("Continuing Holders").

We expect that none of our directors or affiliated shareholders will be cashed out in the Reverse Split given their level of ownership of our Common Stock, though they will each receive a nominal amount of cash for fractional shares that are cashed out.  The Reverse Split will have no material effect on our directors and affiliated shareholders except that the total ownership of our Common Stock owned by such directors and affiliated shareholders will increase slightly.  In addition, our directors, executive officers, affiliated shareholders and their affiliates will no longer be subject to certain reporting requirements, regarding their ownership and changes in ownership of our securities, after we deregister as a reporting company under the Exchange Act.

Effects on Cashed-out Holders.  Upon completion of the Reverse Split, Cashed-out Holders (i.e., holders of less than 7,500 shares immediately before the completion of the Reverse Split):

—           Will have their shares cancelled in exchange for the Cash-out Price instead of selling their shares at a time and for a price of their choosing;

—           Instead of receiving a fractional share, will receive cash, in a taxable transaction, equal to $0.46 for each share held immediately before the Reverse Split;

—           Will not pay brokerage commissions or other transaction fees;

—           Will no longer be a stockholder and will not have the opportunity to participate in the potential appreciation in the value of our shares unless they buy additional shares on the open market; and

—           Will not have the opportunity to participate in and potentially benefit from any future business combination transactions in which we might engage.

Cashed-out Holders do not have appraisal or dissenters rights under Delaware law or under our corporate charter.

For a discussion of the federal income tax consequences of the Reverse Split, please see the section of this Information Statement entitled "Description of Reverse Split Proposal – Material United States Federal Income Tax Consequences."

We intend to treat stockholders holding our Common Stock in street name in the same manner as record holders.  Prior to the Effective Date, we will conduct an inquiry of all brokers, banks and other nominees that hold shares of Common Stock in street name, ask them to provide information on how many shares held by beneficial holders will be cashed out, and request that they effect the Reverse Split for those beneficial holders.  However, these banks, brokers and other nominees may have different procedures than registered stockholders for processing the Reverse Split.  As a result, a stockholder holding a total of 7,500 or more shares of Common Stock may have those shares cashed out if the stockholder holds a combination of street name shares and shares of record, or holds shares in multiple brokerage firms.  If you are in this situation and desire to remain a stockholder after the Reverse Split, you should consolidate your holdings into one brokerage account or record holder position prior to the Effective Date.

If you are a Cashed-out Holder, you will receive a letter of transmittal from us as soon as practicable after the Reverse Split is completed.  The letter of transmittal will contain instructions on how to surrender your existing share certificate(s) to our transfer agent for your cash payment.  You will not receive your cash payment until you surrender your outstanding share certificate(s) to the transfer agent, along with a completed and executed copy of the letter of transmittal.  PLEASE WAIT UNTIL YOU RECEIVE YOUR LETTER OF TRANSMITTAL TO SURRENDER YOUR SHARE CERTIFICATE(S) TO OUR TRANSFER AGENT.

Effects on Continuing Holders.  If the Reverse Split is completed, Continuing Holders (i.e., holders of 7,500 or more shares immediately before the Reverse Split):

—           Will hold one share for each 7,500 shares held immediately before the Reverse Split;

—           Will receive, in lieu of any fractional shares following the Reverse Split, $0.46 in cash, without interest, for any shares held immediately before the Reverse Split that result in the fraction;

—           Will likely experience a further reduction in liquidity of our shares and a possible decline in the price at which they may sell our shares;

—           Will experience a nominal increase in their respective ownership percentages of our shares;

—           Will have less access to information about our operations and financial results than is currently available to the general public, although we plan to continue to provide certain financial information to stockholders;

—           Will have the opportunity to participate in potential appreciation in the value of our shares and potentially benefit from any future business combination transactions in which we might engage.

We may or may not provide investors with information they request that we are not required by law to provide. The Reverse Split will not affect the right of the Continuing Holders under Delaware Law to obtain certain information from us.  Under Delaware Law, there is a right to make a written request to inspect certain books and records for any purpose reasonably related to the person's interest as a stockholder.

Our shares are currently quoted on the Pink Sheets under the symbol "FELI".  We intend to have our shares quoted in the Pink Sheets in the Limited Information Tier following the Reverse Split. This tier covers issuers that have provided limited information with respect to the preceding six months. Although we anticipate that a broker-dealer will quote our shares on the Pink Sheets, there can be no assurance that any broker-dealer will be willing to continue to act as a market maker in our shares after the Reverse Split.

Effects on Affiliates and Unaffiliated Stockholders.  Affiliated and unaffiliated stockholders will receive the same treatment under the Reverse Split in terms of the ratio applied to determine whether they are to be treated as Cashed-out Holders or Continuing Holders, i.e. 1 for 7,500 shares, and the Cash-out Price that will be paid for any pre-split shares that result in a post-split fractional share, i.e., $0.46 per pre-split share.  For purposes of this Information Statement, we consider Mr. Brian F. Cassady, Mr. Curtis J. Zamec, II, and Greenwich Investment Company, LLC, and its sole owner, Leonard M. Levie, to be our affiliated stockholders, or affiliates.  Each such affiliate will be a Continuing Shareholder.  The following chart shows the number and percentage of shares held pre-split, shares held post-split, the number of shares expected to be cashed-out and the aggregate Cash-out Price we expect to pay to each affiliate:

	Pre-Split Shares Held	% of Total Shares Outstanding	Post-Split Shares Held	% of Post-Split Total Shares Outstanding	Shares Cashed Out	Aggregate Cash-Out Price

Brian F. Cassady	995,978	29.1%	132	32.3%	5,978	$2,750

Greenwich Investment Company, LLC	1,039,163	30.4%	138	33.7%	4,163	$1,915

Curtis J. Zamec II	353,589	10.3%	47	11.5%	1,089	$501

Total	2,388,730	69.8%	317	77.5%	11,230	$5,166

The Reverse Split will not materially affect the percentage ownership of our outstanding Common Stock and effective control over corporate affairs which these affiliates will continue to hold and exercise after the Reverse Split.  Consequently, we do not presently expect any changes in our Board of Directors or management.

The following chart shows the effect of the Reverse Split on the interests of the Affiliated Persons, individually and as a group, in our net book value (calculated at June 30, 2009 and pro forma for the Reverse Split) and net earnings (calculated for the six month period ended June 30, 2009 and pro forma for the Reverse Split):

	Pre-Split			Post Reverse Split
Shareholder	% of Class	Reported Net Earnings	Reported Net Book Value	% of Class	Pro Forma Net Earnings	Pro Forma Net Book Value

Brian F. Cassady	29.1%	$1,037,931	$ (3,218,408)	32.3%	$1,197,847	$(3,568,585)

Greenwich Investment Company, LLC	30.4%	$1,082,935	$ (3,357,956)	33.7%	$1,252,294	$(3,730,793)

Curtis J. Zamec, II	10.3%	$368,483	$ (1,142,589)	11.5%	$426,506	$(1,270,632)

Total Affiliates	69.8%	$2,489,350	$(7,718,953)	77.5%	$2,876,647	$(8,570,011)

Effects on Share Certificates.  All share certificates evidencing ownership of shares of our Common Stock outstanding prior to the Reverse Split will, after the Effective Date, be deemed to represent (a) for Cashed-out Holders, the right to receive $0.46 for each share being repurchased, and (b) for Continuing Holders, the right to receive (i) a new share certificate or, if we amend our bylaws so as to discontinue the need to deliver physical stock certificates, an electronic entry on the books of our transfer agent representing one share for each 7,500 shares held prior to the Reverse Split, and (ii) in lieu of any fractional shares following the Reverse Split, $0.46 in cash, without interest, for each share held immediately before the Reverse Split that results in the fraction.  DO NOT SEND YOUR SHARE CERTIFICATES TO THE EXCHANGE AGENT UNTIL YOU HAVE RECEIVED A LETTER OF TRANSMITTAL AND HAVE FOLLOWED THE INSTRUCTIONS IN THAT LETTER.  Please see "Additional Information on the Reverse Split – How the Reverse Split will be Effected" for additional information on this subject.

Effects on Us.  Although we will no longer be a public reporting company and will therefore no longer be subject to the provisions of the Exchange Act, we expect our business and operations to continue in substantially the same manner as they are presently conducted. Our executive officers and directors will not change due to the Reverse Split.  We expect to realize time and cost savings as a result of terminating its public company status, and intend to invest those savings in other areas of our business operations.  Other than as described in this Information Statement, neither we nor our management have any current plans or proposals to do any of the following: effect any extraordinary corporate transaction (such as a merger, reorganization or liquidation); sell or transfer any material amount of our assets; change the composition of the Board or management; change materially our indebtedness or capitalization; or otherwise effect any material change in our corporate structure or business.

Effects on Rights of Shareholder.  There will be no changes with respect to voting, liquidation or other rights associated with shares of our Common Stock.

Effects on Our Executive Officers, Directors and Affiliates.  Pursuant to Section 16(a) of the Exchange Act, directors, officers, and 10% stockholders of companies who have shares registered under the Exchange Act are required to report changes in their respective beneficial ownership of such shares to the SEC. Such insiders are required to file an initial Form 3 showing their respective beneficial holdings within 10 days after becoming subject to Section 16(a). Thereafter, a reporting insider is generally required to file a report on Form 4 within two business days following most acquisitions and dispositions by the insider of company shares. As a related deterrent to improper trading on inside information, insiders are also subject to the so-called short-swing profit disgorgement requirements of the Exchange Act. In general, these requirements mandate the disgorgement by an insider of any paper profit realized on a purchase and a sale of company stock which each occur within a six-month period. Transactions are generally paired so as to match the lowest purchase price and the highest sale price within the six-month period, thus extracting the maximum "profit" from the insider on the transaction or transactions. If the company declines to press a claim for disgorgement, a claim for recovery of profit may be asserted by any stockholder on behalf of the company. In addition to the effects of the Reverse Split on stockholders generally, if we complete the Reverse Split and deregister, our insiders will no longer be required to comply with these requirements. The deregistration would also limit the ability of our affiliates (including executive officers, directors, and 10% shareholders) to dispose of their shares pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act").

Additionally, once the Form 15 is filed with the SEC and our shares are deregistered, we will no longer be subject to the periodic reporting requirements or the proxy rules under the Exchange Act. As such, information about our directors' and officers' compensation and share ownership will no longer be publicly available.

We expect that upon the completion of the Reverse Split, our executive officers and directors will own approximately 77.5% of the then outstanding shares, as compared to approximately 70% of the common shares outstanding immediately prior to the Reverse Split.

Certain Financial Effects of the Reverse Split.  We do not expect the Reverse Split or our use of approximately $199,875 of cash to complete the Reverse Split (which amount includes payments to be made in lieu of issuing fractional shares and professional fees and other expenses related to the transaction) to have any material adverse effect on our capitalization, liquidity, results of operations or cash flow. We expect to finance the Reverse Split with internally generated funds or availability under our revolving loan facility.

If the Reverse Split is consummated, stockholders will receive cash from us, in the amount of $0.46 per share of pre-split Common Stock that would result in a fractional share after the Reverse Split. We anticipate that the costs to us (including expenses) of effecting the Reverse Split and purchasing these fractional shares will be approximately $199,875. The repurchase of these fractional shares resulting from the Reverse Split is estimated to cost approximately $161,375 and would reduce the number of stockholders of record from approximately 700 to approximately 150.

We expect that, as a result of the Reverse Split and the cashing out of fractional shares:

—           Our aggregate stockholders' equity will decrease from approximately negative $11,051,403 (-$11,051,403) at June 30, 2009 to approximately negative $11,063,287 (-$11,063,287); and

—           The par value per share of Common Stock that is not cashed out in the Reverse Split will remain unchanged at $0.01; and

—           The book value per share of Common Stock which was a negative $3.23 (-$3.23) on June 30, 2009 would not materially change.

Fairness of the Reverse Split

Each of the Affiliated Persons has adopted the following analysis, conclusions, and information concerning the fairness of the Reverse Split.

The Board and each of the Affiliated Persons believe that the Reverse Split is in our best interests and is fair to both the affiliated and unaffiliated holders of our Common Stock, including those holders whose shares will be cashed out in the Reverse Split ("Cashed-out Holders") and those who will remain holders of our shares after the Reverse Split ("Continuing Holders"). Both the Cashed-out Holders and the Continuing Holders will receive cash in lieu of any fractional shares that result from the Reverse Split.

The Board has set $0.46 per pre-split share (the "Cash-out Price") as the cash consideration to be paid by us to stockholders instead of issuing fractional shares (i.e., portions of shares other than whole shares) in connection with the Reverse Split. The Board and each of the Affiliated Persons made this determination in good faith after careful consideration of several factors, including those discussed just below.  The Board and each of the Affiliated Persons did not engage any independent party or valuation firm to opine on whether the Cash-out Price is fair to the holders of our Common Stock.

The Cash-out Price of $0.46 per share represents the simple average known trading price of our Common Stock based on daily closing share prices, exclusive of transaction costs, over the past three months and also for the 2009 calendar year year-to-date period.  Neither we nor any of our affiliates were directly or indirectly involved in or otherwise participated in or influenced these transactions, all of which we believe were market transactions that occurred at arm's-length.  The Board and each of the Affiliated Persons also examined the weighted average trading price of our common stock based on daily volumes and share prices, exclusive of transactions costs, over the same three month and year-to-date periods. For the three months ending on October 1, 2009, the weighted average trading price of the Corporation's shares was $0.48 per share.  For the 2009 calendar year-to-date, the weighted average trading price was $0.43 per share.

The Board's analysis of the Corporation as a going concern performed in conjunction with the proposed Reverse Split found a de minimis value per share, giving consideration to our net discounted cash flows on the basis of a five year projection from 2009 through 2013.

Our net book value, based on the historical cost of our assets and liabilities, is negative $3.23 (-$3.23) per share of Common Stock at June 30, 2009.

We and each of the Affiliated Persons believe our Common Stock would likely have no positive value in the case of liquidation.  Several previous sale or liquidation attempts were not effected due to many reasons, including our environmental remediation obligations and our liabilities exceeded, and on the date hereof still exceed, the fair value of our assets and thus no price that would produce a reasonable return to our shareholders could be agreed upon between us and a willing buyer.

Our Board and each of the Affiliated Persons analyzed and considered all of the foregoing factors and assigned the most weight to the simple average trading price over the three month period concluding October 1, 2009 and the calendar 2009 year-to-date period.  Our historical simple average trading price on a latest three month, six month and nine month basis has been $0.46, $0.47 and $0.46 respectively.  The Board and each of the Affiliated Persons consider the consistency of these averages to be a strong indication of fair market value.  Calculations of weighted average share prices confirmed these values.  The other factors the Board and each of the Affiliated Persons considered suggested negative or nominal values.  The Board and each of the Affiliated Persons concluded that the reported simple average trading price is most reflective of our current financial condition and prospects and represented the arm's-length, market based price which was the fairest Cash-out Price to Cashed-out Holders and Continuing Holders.

The Board and each of the Affiliated Persons also considered historical prices of our Common Stock paid by affiliated shareholders.  The affiliated shareholders acquired all of their shares from February 2008 through May 2008 at an average price of $0.19 per share.  Each affiliated shareholder acquired their shares via multiple arms-length privately negotiated and/or open market purchases with third parties.  Mr. Cassady acquired his shares at an average price of $0.08 per share. Mr. Levie, through Greenwich Investment Company, LLC, acquired his shares at an average price of $0.10 per share. Mr. Zamec acquired his shares at an average price of $0.76 per share.  The reported simple three month and year-to-date average trading price of $0.46 represents a 139% premium to the $0.19 total weighted average price paid by our affiliated shareholders.

In setting the Cash-out Price, our Board did not use any independent sources, such as an accounting firm or valuation company, or unaffiliated shareholder representative to our Board.  The Reverse Split does not require approval of a majority of unaffiliated Stockholders.  The Reverse Split was approved by a majority of directors who are not our employees, but these directors are either affiliated shareholders or appointed to our Board by affiliated shareholders.  A majority of our directors who are not employees have not retained an unaffiliated representative to act solely on behalf of our unaffiliated stockholders for purposes of negotiating the terms of the Reverse Split and/or preparing a report on the fairness of the Reverse Split.  A majority of the Board who are not employees approved the Reverse Split, but all such directors are either affiliated stockholders of the Company or appointed by an affiliated stockholder.  It is possible that use of one or more of such sources would have positively influenced the Cash-out Price.  However, despite the lack of input from independent sources, our Board and each of the Affiliated Persons believe that based on our Board's analysis, common valuation metrics such as discounted projected cash flow or net book value were so negative that a market based average trading value, which we determined over a period of time when financial, business and other information regarding us was available to the public as disclosed in our periodic reports filed with the U.S. Securities and Exchange Commission, was the fairest indicator of value and such other sources would not have had a material impact on determination of the Cash-out Price.

The reduction in the total number of stockholders following the Reverse Split may further reduce the liquidity of our shares and make it more difficult for Continuing Holders to sell their shares. However, even prior to the effects of a Reverse Split, there is very limited liquidity for our shares. The reduced liquidity may also cause a decrease in the price at which Continuing Holders may sell their shares in the future.

We intend and anticipate that our shares will continue to trade and be quoted on the Pink Sheets Limited Information Tier. This tier covers issuers that do not provide periodic reports via the Pink Sheet's News Service, do not file periodic reports on Form 10-K or Form 10-Q or Current Reports on Form 8-K with the SEC's EDGAR system, or whose reports are older than six months on the Pink Sheet's News Service.  It is our intent to provide our Continuing Holders with a copy of our annual audited financial statements, including income statement, statement of cash flows and balance sheet.  If a qualified broker-dealer is not willing to quote our shares, after we cease to file periodic reports, stockholders will be unable to use the Pink Sheets to trade our shares.

Cashed-out Holders will be cashed out involuntarily and will have no further financial interest in us and will not have the opportunity to participate in the potential appreciation in the value of our shares or future business combination transactions in which we might participate unless such Cashed-out Holders purchase shares in the open market after the Effective Date.

The Reverse Split provides Cashed-out Holders with an opportunity to liquidate their shares of our Common Stock without paying brokerage commissions or other transaction fees.

After completion of the Reverse Split and the subsequent deregistration of our shares, we will no longer be subject to certain reporting provisions of the Exchange Act that apply to public companies or the provisions of the Sarbanes-Oxley Act, including the requirement that our President and Chief Executive Officer and Chief Financial Officer certify the accuracy of the financial statements contained in our Exchange Act filings.  We will remain subject to certain other provisions of the Exchange Act, such as its anti-fraud provisions.

Directors, executive officers and any stockholders who own more than 10% of our outstanding Common Stock will experience certain advantages after the Reverse Split in that they will be relieved of certain SEC reporting requirements and "short-swing profit" trading provisions under Section 16 of the Exchange Act and their compensation and stock ownership will no longer be publicly available.

Reports, Opinion, Appraisals, Negotiations

We and each of the Affiliated Persons have not received any reports, opinions or appraisals relating to the consideration or fairness of the consideration offered to our shareholders or the fairness of the transaction to us or our shareholders or any other report that we determined to be materially related to the Reverse Split or the terms of the Reverse Split.

ADDITIONAL INFORMATION ON THE REVERSE SPLIT

Past Transactions – Change in Control and Description and Interest of Certain Persons in Matters to be Acted Upon

Each of the Affiliated Persons has adopted the following analysis, conclusions, and information concerning past transactions, change in control and description and interest of certain persons in matters to be acted upon.

On June 10, 2008 our principle beneficial owners, Messrs. Levie, Cassady and Zamec, formed a control group to coordinate the voting of their shares of Common Stock on certain matters, including the election of our Board. Pursuant to the cooperation agreement they executed at that time, they have voted their shares for the election of our current Board of Directors, which consists of Mr. Brian F. Cassady.  Mr. Curtis J. Zamec, II, and Mr. Todd M. Hymel, who is a designee of Mr. Leonard M. Levie.  These transactions were described in a Schedule 13 D/A and a Current Report on Form 8-K, dated June 10, 2008 and June 18, 2008 that were respectively filed with the SEC on June 13, 2008 and June 19, 2008 and which together with the exhibits thereto are hereby incorporated by reference. The control agreement expired by its terms on October 31, 2008, but the beneficial ownership of shares of our Common Stock held by the original control group has not materially changed and continues to constitute 70% of the shares of our Common Stock that is eligible to vote on matters affecting us.  The Board appointed Mr. Zamec, as our President and Chief Executive Officer effective June 1, 2009.  This event was reported on the Current Report on Form 8-K dated June 4, 2009 that was filed with the SEC on June 4, 2009.

Neither we nor any of the Affiliated Persons has engaged in any transaction in our securities during the past 60 days.

In evaluating and approving the Reverse Split, the Board and the Affiliated Persons have acted in good faith and in a manner that they believe serves our best interests and that of our shareholders. However, the Board has not hired or appointed directors or representatives to evaluate or approve the Reverse Split who would be considered independent under guidelines applied by the New York Stock Exchange or American Stock Exchange.

Our current Board and the Affiliated Persons have no plans and do not anticipate selling or transferring their shares of Common Stock, either before the Effective Date or for the foreseeable future thereafter and they have no plans to change our management or operations or to enter into any major transactions, such as a merger or sale of assets.  However, after the Effective Date, the Board will, consistent with its fiduciary duties, continue to evaluate any such transactions that may present themselves to us and if such transactions are in our best interests and that of our shareholders, may approve and pursue any such transactions in accordance with Delaware Law and our Certificate of Incorporation and By-laws.  Potential Continuing Shareholders should know that the Board and the Affiliated Persons will continue to be able to act by written consent without notice or a meeting prior to approving any such transactions or other corporate matters, such as, but not limited to, the election of directors and major corporate transactions, such as, but not limited to, a merger or sale of assets, and thereby will continue to exercise control of our affairs, finances and operations.

Sources and Amounts of Funds

Each of the Affiliated Persons has adopted the following analysis, conclusions, and information concerning the sources and amounts of funds.

We expect that the aggregate Cash-out Price to the Cashed-out Holders and Continuing Holders will be approximately $161,375.  We intend to fund this amount from internally generated funds.  In addition to the Cash-out Price described above, we will also pay all of the expenses related to the Reverse Split which we estimate will aggregate approximately $38,500 and details are estimated as follows:

—      approximately $25,000 for legal expenses

—      approximately $13,500 for miscellaneous expenses (transfer agent, printing, shareholder mailing, postage, etc.)

Financial Information

Each of the Affiliated Persons has adopted the following analysis, conclusions, and information concerning our historical financial information.

Historical Financial Information

Our historical financial information for the years ended December 31, 2008 and 2007, which should be read in conjunction with the consolidated financial statements and notes thereto, together with management's discussion and analysis of financial condition and results of operations, contained in our Annual Report on Form 10-K for the year ended December 31, 2008, and reports on Form 10-Q for the periods ended March 31, 2009 and June 30, 2009, are hereby incorporated by reference.

Summary Financial Information

	Period Ended December 31, 2008	Period Ended December 31, 2007	Six Months Ended June 30, 2009	Six Months Ended June 30, 2008

Net Sales	$79,945,305	$74,838,004	$41,775,530	$40,527,128
Gross Profit	11,756,838	10,536,815	7,520,474	6,641,226
Net Income from Continuing Operations	1,202,795	1,254,211	5,220,202	2,477,664
Loss from Discontinued Operations	(1,905,560)	(3,755,195)	(1,656,142)	(1,558,437)
Net Income (Loss)	(702,765)	(2,500,984)	3,564,060	819,227
Per Weighted Average Common Shares Outstanding:
Income From Continuing Operations (1)	$0.35	$0.37	$1.53	$0.70
Net Income (Loss) (1)	$(0.21)	$(0.73)	$1.05	$0.24

Total Current Assets	$20,661,503	$23,135,131	$22,261,360	$23,716,336
Net Property, Plant and Equipment	9,702,329	9,002,950	9,578,243	96,265,621
Total Other Assets	14,219,484	15,070,301	13,645,439	14,178,116
Total Assets	44,583,316	47,208,382	45,485,042	47,520,941

Total Current Liabilities	28,354,685	31,541,049	26,216,563	32,670,596
Long-term Debt	5,982,373	6,491,265	6,003,990	4,045,115
Total Liabilities	58,992,915	59,738,877	56,536,445	59,236,230
Total Shareholders' Deficit	(14,615,463)	(12,711,272)	(11,051,403)	(11,912,519)
Total Liabilities and Shareholders' Deficit	$44,583,316	$47,208,382	$45,485,042	$47,520,941

Book Value Per Share	$(4.27)	$(3.72)	$(3.23)	$(3.48)
Ratio of Earnings to Fixed Charges	0.68	N/A	8.01	8.89

(1)	Basic earnings per share and diluted earnings per share are the same.

Our book value per share, as set forth above, has been derived from financial statements prepared by management of the Company relating to the fiscal periods set forth above. As required by Exchange Act Rule 13a-14(a), our President Chief Executive Officer and Chief Financial Officer have certified that such financial statements, and the financial information included in the periodic reports in which such financial statements appear, fairly present in all material respects our financial condition, results of operation and cash flows of the Company as of, and for, the periods presented in such periodic reports.

Ratio of Earnings to Fixed Charges

	Year Ended December 31, 2007		Year Ended December 31, 2008	Adjustments	Pro Forma Year Ended December 31, 2008	Six Months Ended June 30, 2009	Adjustments	Pro Forma Six Months Ended June 30, 2008

Historical:
Interest Expense		$1,705,219	$1,501,919	$-	$1,501,919	$447,028	$-	$447,028
Interest Elements of Rents		-	-	-	-	-	-	-
Pro Forma:
Interest Income		-	-	-	-	-	-	-
		$1,705,219	$1,501,919	$-	$1,501,919	$447,028	$-	$447,028

Earnings:
Income Before Taxes:	$	(2,500,984)	$1,015,235	$300,000	$1,315,235	$3,581,822	$150,000	$3,731,822
Historical		-
Pro Forma

Fixed Charges		$1,705,219	$1,501,919	$-	$1,501,919	$447,028	$-	$447,028

Ratio of Earnings to Fixed Charges		N/A	0.68	N/A	0.88	8.01	N/A	8.35

Pro Forma Information

Each of the Affiliated Persons has adopted the following analysis, conclusions, and information concerning the pro forma information.

The following pro forma financial information has been derived from our financial statements. The financial statements for the year ended December 31, 2008 have been audited.  The financial statements for the six-month period ended June 30, 2009 are unaudited.

The pro forma financial statements have been prepared with the assumption that the Reverse Split was completed effective the first day of the period presented for the income statement and as of the date of the balance sheet, and all fractional shares under one are repurchased. We anticipate that approximately 350,813 pre-split shares will be repurchased at $0.46 per share, for a total purchase amount of approximately $161,375.

The pro forma results are not indicative of future results because our public reporting costs for the periods presented include only the historic public costs and do not include the additional expenses that would be required to comply with current federal securities laws requirements, including significant expenses that would be incurred in complying with the internal control audit requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

The unaudited pro forma financial statements should be read in conjunction with our historical financial statements and the accompanying footnotes, which are incorporated herein by reference. See "Available Information - Incorporation of Certain Documents by Reference."

Fansteel Inc.
Pro Forma Condensed Consolidated Statement of Operations
For the Six Months Ended June 30, 2009

	Historic June 30, 2009	Adjustments			Pro Forma June 30, 2009

Net Sales	$41,775,530	$			$41,775,530
Cost and Expenses
Cost of products sold	34,255,056				34,255,056
Selling, general and administrative	2,457,098		150,000	(1)	2,307,098
	36,712,154		150,000		36,562,154
Operating Income	5,063,376		150,000		5,213,376

Other Income (Expense)
Nonrecurring Gain (Loss)	631,877				631,877
Interest expense	(447,028)		0		(447,028)
Other	(10,261)				(10,261)
	174,588		0		174,588

Income from Continuing Operations Before Income Taxes	5,237,964		150,000		5,387,964
Income Taxes	17,762		509		18,271
Net Income from Continuing Operations	5,220,202		149,491		5,369,693

Loss from Discontinued Operations	(1,656,142)				(1,656,142)
Net Income	$3,564,060		149,491		$3,713,551
Weighted Average Number of Common Shares Outstanding	3,420,000				3,069,187
Basic and Diluted Net Income (Loss) per Share (2)
Continuing Operations	$1.53				$1.75
Discontinued Operations	(0.48)				(0.54)
Net Income	$1.05				$1.21

(1)	The pro forma adjustment reflects the reduction in certain costs incurred by us as a result of our status as a public reporting company.

(2)	Basic earnings per share and diluted earnings per share are the same.

Fansteel Inc.
Pro Forma Condensed Balance Sheet
For the Six Months Ended June 30, 2009

	Historical June 30, 2009	Pro Forma Adjustment		Pro Forma June 30, 2009

ASSETS
Current assets
Cash and cash equivalents	$306,900	$(11,884	) (1)	$295,016
Accounts receivable, less allowance of $237,000 at June 30, 2009	10,607,375			10,607,375
Inventories
Raw material and supplies	1,532,046			1,532,046
Work-in process	8,380,275			8,380,275
Finished goods	670,338			607,338
Total inventories	10,582,659			10,582,659
Prepaid expenses	764,426			764,426
Total current assets	22,261,360	(11,884)		22,249,476

Property, plant and equipment
Land	917,419			917,419
Buildings	4,246,784			4,246,784
Machinery and equipment	10,375,203			10,375,203
	15,539,406			15,539,406
Less accumulated depreciation	5,961,163			5,961,163
Net property, plant and equipment	9,578,243			9,578,243

Other assets
Deposits	227,593			227,593
Reorganization value in excess of amounts allocable to identified assets	12,893,734			12,893,734
Property held for sale	-			-
Other	524,112			524,112
Total other assets	13,645,439			13,645,439

	$45,485,042	$(11,884)		$45,473,158

(1)
The pro forma adjustment reflects the net reduction of certain costs incurred by us as a result of our status as a public reporting company and the cash impact of the cash out of fractional shares.  This is an estimate.

Fansteel Inc.
Pro Forma Condensed Balance Sheet
For the Six Months Ended June 30, 2009

	Historical June 30, 2009	Pro Forma Adjustments			Pro Forma June 30, 2009

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities
Accounts payable	$6,050,001	$			$6,050,001
Accrued liabilities	5,664,420				5,664,420
Short-term borrowings	12,732,901				12,732,901
Current maturities of long-term debt	1,769,241				1,769,241
Total current liabilities	26,216,563				26,216,563

Long-term debt, less current maturities	6,003,990				6,003,990

Other liabilities
Environmental remediation	21,849,445				21,849,445
Non-current pension liability	2,446,447				2,466,447
Total other liabilities	24,315,892				24,315,892

Total liabilities	56,536,445				56,536,445

Minority Interest	-				-

Shareholders' equity (deficit)
Common stock, par value $0.01 Authorized 3,600,000 shares, issued and outstanding 3,420,000	34,200				34,200
Capital in excess of par value	296,314				296,314
Accumulated deficit	(10,089,848)		149,491	(1)	(9,940,357)
Treasury Stock	0		(161,375	)(2)	(161,375)
Accumulated other comprehensive loss	(1,292,069)				(1,292,069)

Total shareholders' deficit	(11,051,403)		(11,884)		(11,063,287)

Total liabilities and shareholders' deficit	$45,485,042		$(11,884)		$45,473,158

(1)	The pro forma adjustment reflects the net reduction of certain costs incurred by us as a result of our status as a public reporting company. This is an estimate.

(2)	The pro forma adjustment reflects the cash out of the fractional shares resulting from the Reverse Split.

Fansteel Inc.
Pro Forma Condensed Consolidated Statement of Operations
For the Twelve Months Ended December 31, 2008

	Historic December 31, 2008	Adjustments			Pro Forma December 31, 2008

Net Sales	$79,945,305	$			$79,945,305
Cost and Expenses
Cost of products sold	68,188,467				68,188,487
Selling, general and administrative	6,330,981		300,000	(1)	6,030,981
	74,519,448		300,000		74,219,448
Operating Income	5,425,857		300,000		5,725,857

Other Income (Expense)
Nonrecurring Gain (Loss)	-				-
Interest expense	(1,501,919)				(1,453,906)
Other	(1,003,143)				(1,003,143)
	(2,505,062)				(2,505,062)

Income from Continuing Operations Before Income Taxes	2,920,795		300,000		3,220,795
Income Taxes	1,718,000		176,459		1,894,459
Net Income from Continuing Operations	1,202,795		123,541		1,326,336

Loss from Discontinued Operations	(1,905,560)				(1,905,560)
Net Income	$(702,765)		176,459		$(579,334)

Weighted Average Number of Common Shares Outstanding	3,420,000				3,069,187
Basic and Diluted Net Income (Loss) per Share (2)
Continuing Operations	$0.35				$0.43
Discontinued Operations	(0.56)				(0.62)
Net Income	$(0.21)				$(0.19)

(1)	The pro forma adjustment reflects the reduction in certain costs incurred by us as a result of our status as a public reporting company.

(2)	Basic earnings per share and diluted earnings per share are the same.

Fansteel Inc.
Pro Forma Condensed Balance Sheet
For the Twelve Months Ended December 31, 2008

	Historical December 31, 2008	Pro Forma Adjustment		Pro Forma December 31, 2008

ASSETS
Current assets
Cash and cash equivalents	$322,392	$15,084	(1)	$337,476
Accounts receivable, less allowance of $212,000 and $170,000 at December 31, 2008 and December 31, 2007, respectively	8,702,986			8,702,986
Inventories
Raw material and supplies	1,439,142			1,439,142
Work-in process	8,290,525			8,290,525
Finished goods	506,392			506,392
Total inventories	10,236,059			10,236,059
Prepaid expenses	1,400,066			1,400,066
Total current assets	20,661,503	15,084		20,676,587

Property, plant and equipment
Land	917,419			917,419
Buildings	4,246,784			4,246,784
Machinery and equipment	9,836,932			9,836,932
	15,001,135			15,001,135
Less accumulated depreciation	5,298,806			5,298,806
Net property, plant and equipment	9,702,329			9,702,329

Other assets
Deposits	227,593			227,593
Reorganization value in excess of amounts allocable to identified assets	12,893,734			12,893,734
Property held for sale	720,000			720,000
Other	378,157			378,157
Total other assets	14,219,484			14,219,484

	$44,583,316	$15,084		$44,598,400

(1)   The pro forma adjustment reflects the reduction of certain costs incurred by us as a result of our status as a public reporting company.  This is an estimate.

Fansteel Inc.
Pro Forma Condensed Balance Sheet
For the Twelve Months Ended December 31, 2008

	Historical December 31, 2008	Pro Forma Adjustments			Pro Forma December 31, 2008

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities
Accounts payable	$8,091,366	$			$8,091,366
Accrued liabilities	7,082,009				7,082,009
Short-term borrowings	11,093,451				11,093,451
Current maturities of long-term debt	2,087,859				2,087,859
Total current liabilities	28,354,685				28,354,685

Long-term debt, less current maturities	5,982,373				5,982,373

Other liabilities
Environmental remediation	22,189,410				22,189,410
Non-current pension liability	2,466,447				2,466,447
Total other liabilities	24,655,857				24,655,857

Total liabilities	58,992,915				58,992,915

Minority Interest	205,864				205,864

Shareholders' equity (deficit)
Common stock, par value $0.01 Authorized 3,600,000 shares, issued and outstanding 3,420,000	34,200				34,200
Capital in excess of par value	296,314				296,314
Accumulated deficit	(13,653,908)		176,459	(1)	(13,477,449)
Treasury Stock	0		(161,375	)(2)	(161,375)
Accumulated other comprehensive loss	(1,292,069)				(1,292,069)

Total shareholders' deficit	(14,615,463)		15,084		(14,600,379)

Total liabilities and shareholders' deficit	$44,583,316		$15,084		$44,598,400

(1)   The pro forma adjustment reflects the reduction of certain costs incurred by us as a result of our status as a public reporting company.  This is an estimate.

(2)   The pro forma adjustment reflects the cash out of the fractional shares resulting from the Reverse Split.

Voting Securities

Each of the Affiliated Persons has adopted the following analysis, conclusions, and information concerning our voting securities.

Market Price of Our Common Stock

Our shares trade on the Pink Sheets under the ticker symbol "FELI".  On October 1, 2009, the last reported sales price for our Common Stock was $0.75 per share.  There is no established trading market for our Common Stock.

The following table reports, for the periods indicated, the high and low closing bid prices per share for our Common Stock as reported by the Pink Sheets.  The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transaction prices.

Period	High	Low

2009
First Quarter	$0.75	$0.40
Second Quarter	$1.00	$0.40
Third Quarter	$1.00	$0.21
2008
First Quarter	$1.00	$0.05
Second Quarter	$2.00	$0.05
Third Quarter	$1.40	$0.35
Fourth Quarter	$1.00	$0.25
2007
First Quarter	$0.25	$0.10
Second Quarter	$0.23	$0.15
Third Quarter	$0.55	$0.20
Fourth Quarter	$0.52	$0.08

Dividends

We have never declared or paid dividends on our Common Stock.  We currently intend to retain future earnings, if any, for use in our business, and, therefore, we do not anticipate declaring or paying any dividends in the foreseeable future. Payments of future dividends, if any, will be at the discretion of our Board after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.  In addition, many, if not all, of our financing agreements preclude a payment of dividends on our Common Stock.

Stockholders

As of October 1, 2009, there were approximately 715 holders of record of our Common Stock.

Stock Purchases

Our three principal beneficial owners within the last two years purchased an aggregate of 2,388,630 shares of our Common Stock in open market and privately negotiated transactions and own 70% of our issued and outstanding Common Stock.  See sections of this Information Statement entitled "Security Ownership of Certain Beneficial Owners and Management" and "Additional Information on the Reverse Split – Past Transactions – Change in Control and Description and Interest of Certain Persons in Matters to be Acted Upon".

Voting Information

Each of the Affiliated Persons has adopted the following analysis, conclusions, and information concerning voting information.

We have authorized 3,600,000 shares of Common Stock, par value $0.01 per share. Of the 3,600,000 shares of Common Stock authorized, there are currently 3,420,000 shares issued and outstanding.  No preferred shares have been issued and as a result, there are no preferred shares outstanding.  During the past two years, we have not paid any dividend on our capital stock.  Each issued and outstanding share of Common Stock is entitled to one vote.

The Proposals were adopted on September 3, 2009 by the written consent of Mr. Brian F. Cassady, Mr. Curtis J. Zamec, II, and Greenwich Investment Company, LLC, which is wholly owned and controlled by Mr. Leonard M. Levie, who collectively own 2,388,730 shares of our Common Stock representing a 70% interest in our issued and outstanding Common Stock and were submitted to the Secretary of the Corporation on or about September 4, 2009.  We anticipate the actions contemplated therein will become effective on or about November __, 2009, or at least 20 days following the distribution of this Information Statement.  If the Proposals had not been adopted by written consent, we would have been required to submit the Proposals to our stockholders at an annual or special stockholders' meeting convened for approval.

Pursuant to Section 228 of Delaware Law, any action required to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting of the stockholders.

Holders of our Common Stock do not have appraisal or dissenter's rights under Delaware Law in connection with the matters approved by stockholders in this Notice of Action by Written Consent.

How the Reverse Split will be Effected

Each of the Affiliated Persons has adopted the following analysis, conclusions, and information concerning how the Reverse Split will be effected.

Our President and Chief Executive Officer, Mr. Curtis J. Zamec, II, who also is an affiliated shareholder, has primary responsibility for implementing the Reverse Split.

On the Effective Date, we will file an Amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the Reverse Split (the "Reverse Split Amendment").

The Reverse Split Amendment will provide that each 7,500 shares of our Common Stock outstanding at 5 p.m. (New York City time) on the day before the Effective Date of the filing, which is expected to be on or about November __, 2009, will be exchanged for one post-Reverse Split share of our Common Stock.  Upon filing of the Reverse Split Amendment with the Delaware Secretary of State, the outstanding certificates representing shares of our Common Stock will automatically represent an equivalent number of shares post-Reverse Split to the extent the original shares held were equal or greater than 7,500 shares of our Common Stock.  On the Effective Date, all share certificates evidencing ownership of our shares held by Cashed-out Holders shall be deemed cancelled without further action by either the Cashed-out Holders or us.  Share certificates or portions thereof which represent or include less than 7,500 shares of our pre-split Common Stock, rather than representing an ownership interest in us, will represent only the right to receive cash in the amount of $0.46 per each such share under 7,500 upon their surrender.  The shares acquired by us in connection with the Reverse Split will be returned to the status of authorized but unissued shares.

We will give notice to holders of record of shares of Common Stock that the Reverse Split has become effective and will include with such notice instructions as to how shareholders owning fractional shares of our Common Stock after the Effective Date will receive payment for such shares.

We also may include instructions as to how our Continuing Stockholders may surrender for exchange any stock certificates presently held by them for new certificates representing the number of shares of Common Stock after the Reverse Split.

Or, alternatively if we adopt a suitable Amendment to our Amended and Restated Bylaws that shares of our Common Stock no longer need to be represented by share certificates, shares would be converted to book entry and the balance adjusted to reflect the effectiveness of the Reverse Split. From and after the effectiveness of such amendment, transfers of shares of our Common Stock would be recorded by means of book entry only.  We expect that we will adopt an amendment to our Amended and Restated Bylaws to effect this change prior to or concurrent with the effectiveness of the Reverse Split.  Adopting such amendment would further reduce the time and expense of record keeping and eliminate the time and expense incurred in issuing, from time to time, share certificates of the Corporation in response to shareholder inquiries and corresponding custodial, storage and transfer fees.

The name and address of our transfer agent is The Registrar and Transfer Company, Attn: Reorg/Exchange Department, 10 Commerce Drive, Cranford, New Jersey 07016.

Material United States Federal Income Tax Consequences

Fansteel Inc. will not recognize any gain, loss or deduction for federal income tax purposes as a result of the Reverse Split.

Stockholders who receive no cash as a result of the Reverse Split will not recognize any gain or loss for federal, state and/or local income tax purposes.

Stockholders who receive cash as a result of the Reverse Split may be required to recognize a gain or loss for federal, state and/or local income tax purposes depending on their cost basis.  We strongly recommend that Stockholders consult their tax and legal advisors regarding their specific tax situation.  We are not responsible for any gain or loss a Stockholder may incur as a result of the Reverse Split.

The foregoing summary is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

THE ABOVE REFERENCED IS A BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANTS AND THE CORPORATION WITH RESPECT TO THE REVERSE SPLIT. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES.  WE ADVISE EACH PARTICIPANT TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE SPLIT AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

Unavailability of Appraisal or Dissenters' Rights

No appraisal or dissenters' rights are available under the Delaware General Corporation Law to any of our stockholders who may dissent from the Reverse Split.  There may exist other rights or actions under Delaware law or federal and state securities laws for stockholders who can demonstrate that they have been damaged by the Reverse Split.  Although the nature and extent of such rights or actions are uncertain and may vary depending on factors or circumstances, stockholder challenges to corporate action in general are related to the fiduciary responsibilities of corporate directors and officers and to the fairness of corporate transactions.

Provisions of Unaffiliated Security Holders

No provisions have been made in connection with the Reverse Split to grant unaffiliated shareholders access to our corporate files or to obtain counsel or appraisal services at our expense.  Stockholders, however, have certain rights under Delaware law to inspect our books and records.

Unclaimed Property Laws

All cash amounts payable in lieu of fractional shares that remain unclaimed will be subject to applicable state laws regarding abandoned property.

Please see the section of the Information Statement entitled "Reverse Split Proposal — Unclaimed Property Laws" for more information.

Regulatory Approvals

We are not aware of any material governmental or regulatory approval required for completion of the Reverse Split, other than compliance with the relevant federal and state securities laws and Delaware corporate laws.

Termination of Reverse Split

The Board will have the discretion to determine if and when to effect the Reverse Split and reserves the right to abandon the transaction after stockholder approval and before the Effective Date of the Reverse Split, if for any reason the Board determines that it is no longer advisable to proceed with the Reverse Split. Although the Board presently believes that the Reverse Split is in our best interests and has unanimously recommended and voted for the Reverse Split, the Board nonetheless believes that it is prudent to recognize that circumstances could possibly change prior to the Effective Date such that it might not be appropriate or desirable to effect the Reverse Split. Among other things, the Board may withdraw the Reverse Split if any of the following occur: (1) a change in the nature of our shareholdings that (a) would prevent us from reducing the number of record holders below 300 as a result of the Reverse Split, or (b) would reduce the number of record holders below 300 persons without effecting the Reverse Split; (2) a change in the number of shares to be exchanged for cash in the Reverse Split that would substantially increase the cost and expense of the Reverse Split (as compared to what is currently anticipated); or (3) any adverse change in our financial condition that would render the Reverse Split inadvisable.  We will disclose and announce any such termination of the Reverse Split by filing with the U.S. Securities and Exchange Commission a current report on Form 8-K, posting a notice of such termination on our website at www.fansteel.com and by mailing a notice of such termination to the shareholders to whom we distributed this Information Statement.

Backup Withholding

We may be subject to backup withholding tax on payment of the Cash-out Price on any fractional share of post-split Common Stock received by non-U.S. stockholders. The percentage of backup withholding would be subject to each non-U.S. stockholder's country in which he or she may reside. Backup withholding will not apply, however, to a non-corporate U.S. holder who timely furnishes a correct taxpayer identification number and certifies that the non-corporate U.S. holder is not subject to backup withholding on IRS Form W-9 or a substantially similar form, or is otherwise exempt from backup withholding. If a non-corporate U.S. holder provides an incorrect taxpayer identification number on IRS Form W-9 or a substantially similar form, the non-corporate U.S. holder may be subject to penalties imposed by the IRS. Amounts withheld, if any, are generally not an additional tax and may be refunded or credited against the non-corporate U.S. holder's federal income tax liability, provided that the holder timely furnishes the required information to the IRS.

EXECUTIVE COMPENSATION

Each of the Affiliated Persons has adopted the following analysis, conclusions, and information concerning our executive compensation.

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers for all services rendered in all capacities to us for the periods ended December 31, 2008, 2007 and 2006, respectively.

Summary Executive Officer Compensation Table

Name and Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Comp.	Change In Pension/Non-Q Deferred Comp.(2)	All Other(3)	Total

Curtis J. Zamec, II, President and Chief Executive Officer	2008	---	---	---	---	---	---	$2,769	$2,769

Earl F. White, Vice President Finance and Administration, Chief Financial Officer	2008	$15,000	---	---	---	---	---	---	$15,000

Robert R. Compernolle, Vice President Finance and Corporate Controller	2008	$130,000	---	---	---	---	---	$28,596	$158,596

Gary L. Tessitore, Former President and Chief Executive Officer	2008 2007 2006	$454,200 $416,000 $416,000	--- --- ---	--- --- ---	--- --- ---	--- --- ---	--- --- ---	$8,944 $12,694 $12,694	$463,144 $428,694 $428,694

R. Michael McEntee, Former Vice President, Chief Financial Officer	2008 2007 2006	$237,990 $237,000 $237,000	--- ---	--- ---	--- ---	--- ---	--- ---	$6,556 $9,775 $9,998	$244,546 $246,775 $246,998

(1)
All stock options granted in years prior to the Corporation's emergence from bankruptcy on January 23, 2004 were canceled as part of the Second Amended Plan of Reorganization.  No stock options have been granted since the emergence from bankruptcy.

(2)
The Corporation's pension plan covering executive officers was terminated on December 15, 2003 and the Pension Benefit Guarantee Corporation ("PBGC") is now the statutory trustee and controls the plan.  The Corporation has no pension plan that covers executive officers.

(3)
All other includes amounts contributed or accrued for years 2006, 2007 and 2008 under the Corporation's Savings and Profit Sharing Plan (401(k)) and amounts received for vehicle allowance in 2006, 2007 and 2008.

Executive Officer Compensation Summary

Curtis J. Zamec, II.  Effective September 2, 2008, Mr. Zamec was appointed Chief Operating Officer of the Corporation.  Effective June 1, 2009, Mr. Zamec was appointed President and Chief Executive Officer of the Corporation.  Mr. Zamec is an at-will employee and receives base compensation of $250,000 per annum, a $750 vehicle allowance per month and is eligible, under the same terms and conditions offered to all of the Corporation's regular full time employees based in the United States, for various benefit programs including medical, dental and vision insurance, 401(k), vacation, short and long term disability and non-contributory and contributory life insurance.  Mr. Zamec does not participate in the Corporation's management incentive compensation program.  Mr. Zamec was originally appointed to the Corporation's Board effective June 13, 2008 subsequent to the change-in-control effective the same date.

Earl F. White.  Effective March 4, 2009, Mr. White was appointed Vice President Finance and Administration, Chief Financial Officer of the Corporation.  Mr. White joined the Corporation on November 16, 2008.  Mr. White is an at-will employee and receives base compensation of $130,000 per annum and is eligible, under the same terms and conditions offered to all of the Corporation's regular full time employees based in the United States, for various benefit programs including medical, dental and vision insurance, 401(k), vacation, short and long term disability and non-contributory and contributory life insurance.  Mr. White participates in the Corporation's management incentive compensation program on the same terms and conditions as other eligible employee's of the Corporation.

Robert R. Compernolle.  Effective March 4, 2009, Mr. Compernolle was appointed Vice President Finance and Corporate Controller of the Corporation.  From November 1, 2008 to March 4, 2009, Mr. Compernolle was Vice President and Interim Chief Financial Officer of the Corporation.  Mr. Compernolle originally joined the Corporation in 1982 and has held a variety of financial and accounting positions.  Mr. Compernolle is an at-will employee and receives base compensation of $130,000 per annum, a $676 vehicle allowance per month and is eligible, under the same terms and conditions offered to all of the Corporation's regular full time employees based in the United States, for various benefit programs including medical, dental and vision insurance, 401(k), vacation, short and long term disability and non-contributory and contributory life insurance.  Mr. Compernolle participates in the Corporation's management incentive compensation program on the same terms and conditions as other eligible employee's of the Corporation.

Gary R. Tessitore.  Effective December 20, 2008, Mr. Tessitore resigned as the Corporation's President and Chief Executive Officer.  Mr. Tessitore had served as the Corporation's President and Chief Executive Officer since January 26, 1999.  Mr. Tessitore's base compensation at the time of his resignation was $428,480 per annum.  Mr. Tessitore also received a $745 vehicle allowance per month.  The employment agreement between the Corporation and Mr. Tessitore terminated upon his resignation.

Michael R. McEntee.  Effective November 1, 2008, Mr. McEntee resigned as the Corporation's Vice President and Chief Financial Officer.  Mr. McEntee had served as the Corporation's Vice President and Chief Financial Officer since September 23, 1991.  Mr. McEntee's base compensation at the time of his resignation was $244,110.  Mr. McEntee also received a $646 vehicle allowance per month.

The Corporation has no compensatory plans or arrangements with respect to any named executive officers that results or will result from the resignation, retirement or any other termination of such executive officer's employment with the Corporation or from a change-in-control of the Corporation or a change in the named executive officer's responsibilities following a change-in-control.

Outstanding Equity Awards at Fiscal Year-End

We had no outstanding options, warrants or rights to acquire shares of our Common Stock under plans either approved, or not approved, by our stockholders.

Compensation of Directors

The table below summarizes the cash compensation earned and options to purchase Common Stock granted to all persons who served as a Director of the Corporation in 2008.

Summary Director Compensation Table

Name	Fees Earned/ Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Comp.	Change In Pension/Non Qualified Deferred Comp.	All Other	Total
Curtis J. Zamec, II Current Director	$11,250	-	-	-	-	-	$11,250

Brian F. Cassady Current Director	$11,250	-	-	-	-	-	$11,250

Todd M. Hymel Current Director	$11,250	-	-	-	-	-	$11,250

John R. Parker Former Director	$11,854	-	-	-	-	-	$11,854

David A. Groshoff(1) Former Director	$11,646	-	-	-	-	-	$11,646

Jeff G. Vogelsang Former Director	$11,167	-	-	-	-	-	$11,167
__________________

(1)	Fees were paid directly to JP Morgan Asset Management to March 31, 2008 and directly to Mr. Groshoff from April 1, 2008 to June 13, 2008.

Director Compensation Summary

Compensation for Directors prior to June 13, 2008 consisted of an annual retainer of $22,500 and meeting fees.  Compensation for Directors elected concurrent with the change-in-control effective June 13, 2009 consists of an annual retainer of $22,500.  Following the change-in-control, the Board eliminated meeting fees.  For the year ended December 31, 2008 through current, there were no equity grants for compensation to the Corporation's current or former Directors. The Board may take action at any time to amend the amount or type of compensation it receives.

Employment Contracts, Termination of Employment and Change-in-Control Provisions

We have no compensatory plans or arrangements with respect to any named executive officers that results or will result from the resignation, retirement or any other termination of such executive officer's employment with us or from a change-in-control of the Corporation or a change in the named executive officer's responsibilities following a change-in-control.

Fees Billed For Audit and Non-Audit Services

The following table represents the aggregate fees billed for professional audit services rendered by our independent auditor for the audit of the annual financial statements for the years ended December 31, 2008 and 2007.  For the periods ended December 31, 2007 and 2008, our independent auditor was BDO Seidman, LLP ("BDO").  In connection with our relocation of our principle offices to Iowa from Chicago, Illinois that occurred in March 2009, the Board dismissed BDO and engaged Kiesling Associates LLP ("Kiesling").  Kiesling is the auditor for the period ending December 31, 2009 and subsequent periods if extended by the Board.  For 2007 and 2008, audit and other fees were as follows:

Description	2008	2007
Audit Fees(1)	$223,225	$212,070
Audit-Related Fees(2)	-	-
Tax Fees(3)	-	-
All Other Fees(4)	-	$120,542
Total	$223,225	$332,612

______________________

(1)
Audit Fees.  These are fees for professional services for the audit of our annual financial statements included in our filings on Form 10-K, for the review of the quarterly and year-to-date financial statements included in our filings on Form 10-Q, and for services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees. These are fees for the assurance and related services reasonably related to the performance of the audit or the review of our financial statements.

(3)	Tax Fees. These are fees for professional services with respect to tax compliance, tax advice, and tax planning.

(4)	All Other Fees. These are fees for permissible work that does not fall within any of the other fee categories, i.e., Audit Fees, Audit-Related Fees, or Tax Fees.

Pre-Approval Policy For Audit and Non-Audit Services

We do not have a standing audit committee.  As disclosed in filings related to the change-in-control and subsequently within Form 10-K for the period ending December 31, 2008, the full Board performs all functions of an audit committee.  This includes auditor communication and pre-approval of all audit and non-audit services before engagement.  All of the services rendered to us by the independent auditors were pre-approved by the Board.

Board of Directors Audit Report

The Board met and held discussions with management and our independent auditors. Management represented to the Board that our consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Board has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Board discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. The independent auditors also provided the Board with the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).  The independent auditor also reviewed its findings with the Board during one or more meetings for each applicable period.  The Board also discussed with the independent auditors and management the auditor's independence, including with regard to fees for services rendered and for all other professional services rendered by our independent auditors. Based upon the Board's discussion with management and the independent auditors and the Board's review of the representations of management and the report of the independent auditors to the Board, the Board recommended the inclusion of the financial information disclosed herein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Each of the Affiliated Persons has adopted the following analysis, conclusions, and information concerning the security ownership of certain of our beneficial owners and management.

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of the Record Date (except as otherwise indicated) by:

■	each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock; and

■	each of our current Directors and executive officers; and

■	each of our current Directors and executive officers; and

The applicable percentage of ownership is based upon 3,420,000 shares of Common Stock issued and outstanding as of the Record Date. Beneficial ownership is determined in accordance with applicable the SEC rules. There are no other options or warrants for shares of Common Stock which are currently exercisable or exercisable within 60 days of the Record Date. Unless stated otherwise, the business address for each person named is that of the Corporation.

Security Ownership of Certain Beneficial Owners

Title of Class	Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Class(1)
Common Stock	Greenwich Investment Company LLC (2) 1465 East Putnam Avenue, Suite 229 Greenwich, Connecticut 06870	1,039,163	30.38%

Common Stock	Brian F. Cassady 510 Ocean Drive, Suite 501 Miami Beach, Florida 33139	995,978	29.12%

Common Stock	Curtis J. Zamec, II c/o Fansteel Inc. 1746 Commerce Drive Creston, Iowa 50801	353,589	10.34%
______________________

(1)
This percentage is a fraction with its denominator as 3,420,000 shares of the Corporation's Common Stock issued and outstanding as reported in the Corporation's SEC filings.  The numerator is determined for the applicable beneficial owner.

(2)	Mr. Leonard M. Levie is the sole owner of Greenwich Investment Company LLC and is deemed to be the beneficial owner of these securities.

Leonard M. Levie.  Since 2008 to present, Mr. Levie has been the sole owner and executive officer of Greenwich Investment Company, LLC, in Greenwich, Connecticut, which is the owner of 30.29% of common stock of Fansteel, Inc.  Located in Greenwich, Connecticut, Mr. Levie also performs consulting activities and owns equity interests in various private manufacturing companies.  Since 1996, Mr. Levie has served as managing director of American Industrial Acquisition Corporation, a Connecticut corporation, whose primary business is located in Greenwich, Connecticut and is the company through which Mr. Levie evaluates and funds various investment opportunities.  Mr. Levie has not been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors) and has not been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining him from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

We have provided business information for Mr. Cassady and Mr. Zamec under "Item 1 – Election of Directors."

These beneficial owners voted their shares in favor of the Reverse Split on September 3, 2009, by way of written consent as allowed by Delaware Law.

Security Ownership of Directors and Executive Officers

Title of Class	Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Class (1)
Common Stock	Curtis J. Zamec, II, President and Chief Executive Officer c/o Fansteel Inc. 1746 Commerce Road Creston, Iowa 50801	353,589	10.34%

Common Stock	Earl F. White, Vice President Finance and Administration, Chief Financial Officer c/o Fansteel Inc. 1746 Commerce Drive Creston, Iowa 50801	0	0.00%

Common Stock	Robert R. Compernolle, Vice President Finance and Corporate Controller c/o Fansteel Inc. 1746 Commerce Drive Creston, Iowa 50801	0	0.00%

Common Stock	Brian F. Cassady, Director 510 Ocean Drive, Suite 501 Miami Beach, Florida 33139	995,978	29.12%

Common Stock	Todd M. Hymel, Director(2) 100 Quai de la Rapee 75012 Paris, France	0	0.00%

	All Executive Officers and Directors	1,349,567	39.46%
______________________

(1)
This percentage is a fraction with its denominator as 3,420,000 shares of the Corporation's Common Stock issued and outstanding as reported in the Corporation's SEC filings.  The numerator is determined for the applicable beneficial owner and for the total of all Executive Officers and Directors.

(2)
Mr. Todd M. Hymel serves on our Board of Directors at the pleasure of Greenwich Investment Company, LLC, which is solely owned and controlled by Mr. Leonard M. Levie.  Through Greenwich Investment Company, LLC, Mr. Leonard M. Levie beneficially owns 1,039,163 shares of our Common Stock.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Each of the Affiliated Persons has adopted the following analysis, conclusions, and information concerning transactions with related persons, promoters and certain control persons.

There have been no transactions or proposed transactions in which the amount involved exceeds the lesser of $120,000 or 1% of our average total assets at year-end for the last three completed fiscal years in which any of our Directors, executive officers or beneficial holders of more than 5% of the outstanding shares of Common Stock, or any of their respective relatives, spouses, associates or affiliates, had has or will have any direct or material indirect interest, except as follows:

On August 17, 2009, representatives of a company controlled by Mr. Leonard M. Levie visited a warehouse leased by a wholly owned subsidiary of the Corporation to determine if excess space is suitable for their requirements and available for sublet.  While there is uncertainty as to whether or not a transaction will be consummated, the transaction as planned will not exceed the above mentioned threshold but will result in proportional cost savings for our wholly owned subsidiary and the entity controlled by Mr. Leonard M. Levie.  Each company will bear its own costs in connection with any transaction and subsequent operation of the warehouse and will receive its pro-rate share of any savings.

Our high level of debt and significant environmental liabilities have important consequences and require a substantial portion of our cash flow and management resources.  Our beneficial owners reported above might be asked by us and the beneficial owners might agree to contribute financial assistance in the form of production assistance, market development, additional equity investment, debt financing, management assistance without or at a reduced cost and/or other forms of monetary and non-monetary assistance to improve our liquidity or to allow us to pursue strategic opportunities that might be available to it.  There can be no assurance that any assistance will be provided.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange, requires our officers and Directors, and persons who beneficially own more than ten percent of a registered class of our equity securities (collectively, the "Reporting Persons"), to file reports of ownership and changes in ownership with the SEC. Such Reporting Persons are required by the SEC rules to furnish us with copies of all Section 16 forms they file. Based solely on its review of the copies of such filings, we believe that during the year ended December 31, 2008, these documents were filed timely.

CODE OF ETHICS

We have adopted a Code of Ethics for all its Directors, executive officers and employees.

CORPORATE GOVERNANCE

Independent Directors

Our shares trade on the Pink Sheets under the symbol "FELI".  While we are not subject to the director independence standards of the New York Stock Exchange ("NYSE") or the NASDAQ Stock Market, Inc. ("NASDAQ") because the Corporations shares are not listed on either of these national securities exchanges, the Board has determined given its controlled status, that if it were listed on either of these exchanges, it would be eligible for the controlled company exemption.  Under NASDAQ Marketplace Rules, if more than 50% of the voting power of a company is held by an individual, group or entity, such controlled company is not required to have a majority of independent directors or independent nominations or compensation processes. The company must still comply with all of the requirements related to audit committees, and the independent directors are required to meet at regularly scheduled executive sessions. In order to utilize this exemption, the company is required to disclose in its proxy statement that it is a controlled company and the basis for that determination. In order for a group to exist for purposes of this rule, the shareholders must have publicly filed a notice, such as a Schedule 13D.  For more information on the controlling share holders (the "Control Group"), please see the relevant filings on Forms Schedule 13D and 13D/A filed with the SEC's EDGAR system at www.sec.gov.  The Company filed Form 8-K announcing the change-in-control on June 18, 2008.  More information is contained therein.  This Form can also be found at www.sec.gov.  In addition, for a more information regarding the Corporation's controlled status, please review the disclosures within Form 10-K for the period ended December 31, 2008 and those within Form 10-Q for the periods ended March 31, 2009 and June 30, 2009.

Board Meetings and Committees; Annual Meeting Attendance

Subsequent to the change-in-control and through the period ended December 31, 2008, the Board held 6 meetings.  During this period, each of our Directors attended each meeting.  In addition, and as disclosed in filings related to the change-in-control, Mr. Leonard M. Levie, one of the significant beneficial owners of our Common Stock, was present at these meetings in accordance with the monitoring rights granted to him.

The Board does not have any standing audit committee or committee performing similar functions. Pursuant to Section 3(a)(58)(B) of the Exchange Act, the entire Board acts as an audit committee for the purpose of overseeing the accounting and financial reporting processes, and audits of our financial statements. The Board examined the SEC's definition of "audit committee financial expert" and concluded at least one member of the Board meets the requirements under this definition and qualifies as a "financial expert".

The Board does not have any standing nominating or compensation committee, or committees performing similar functions. The Board believes it is not necessary to have a standing nominating or compensation committee because the functions of such committees are adequately performed by the Board. All members of the Board participate in the consideration of Director nominees and of executive officer and Director compensation.

Shareholder Communications

Stockholders can send communications to the Board at the following address:

Board of Directors
c/o Mr. Curtis J. Zamec, II
Fansteel Inc.
1746 Commerce Road
Creston, Iowa 50801

In addition, copies of our financial and other reports can be found at the SEC's EDGAR website at www.sec.gov.

ITEM 1: ELECTION OF DIRECTORS

The written consents submitted to the Secretary of the Corporation include the re-election of our existing three (3) Directors for a period of one year commencing on September 3, 2009 or until his or her qualified successor is duly elected.  All of such nominees are now Directors of the Corporation, having been previously elected as Directors by written consent by a majority of the outstanding shares of our Common Stock and appointed by the remaining Board member following the change-in-control effective June 13, 2008.  The Board recommended that stockholders approve the election of all nominees and a majority of outstanding shares of Common Stock held by our stockholders approved the election of all nominees by written consent on September 3, 2009.  The information concerning the nominees and their shareholdings, if any, has been furnished by them.

Director Nominees

The nominees for Director and their ages are as follows:

Brian F. Cassady	43	Director since June 13, 2008

Curtis J. Zamec, II	41	Director since June 13, 2008 and President and Chief Executive Officer of the Corporation

Todd M. Hymel	36	Director since June 13, 2008

Curtis J. Zamec, II.  Mr. Zamec was appointed President and Chief Executive Officer of Fansteel, Inc. on June 1, 2009.  Mr. Zamec served as Chief Operating Officer of Fansteel, Inc. from September 2, 2008 to his current appointment.  From 2008 to present, Mr. Zamec has been and continues to be the sole owner and member of Prism Industrial, LLC, which is located at 10920 North Beechwood Drive, Mequon, Wisconsin  53092. Prism Industrial is a specialty consulting firm that works with manufacturing companies to achieve a sustainable step change in customer, operational and financial performance.  Mr. Zamec's previous executive experience includes positions from 2004 to 2008 with Rexnord Industries, LLC located in Milwaukee, Wisconsin.  At Rexnord, Mr. Zamec was President - North America Commercial and Global Product Services and prior to that President - Coupling Business Group.  From 1997 to 2004, Mr. Zamec held various positions with The Timken Company where his final position was General Manager, Timken de Mexico in Mexico City, Mexico.  Mr. Zamec received a B.A. from the University of Minnesota in 1991.  Mr. Zamec has not been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors) and has not been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining him from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Brian F. Cassady.  From 2007 to present, Mr. Cassady has been President of 510 Ocean Drive Advisors, Inc. (d.b.a. "Black Management Advisors") which is located at 510 Ocean Drive, Suite 501, Miami Beach, Florida 33139. Black Management Advisors is primarily engaged in the business of providing financial and operational turnaround, restructuring and interim management services to troubled companies. Prior to founding Black Management Advisors in 2007, Mr. Cassady was a Director in the Turnaround and Restructuring Services practice of AlixPartners LLC in Southfield, Michigan from August 2002 until June 2007. Mr. Cassady received an MBA from the Harvard Business School in 1995 and a B.S. in Business Administration from Indiana University in 1989.  Mr. Cassady has not been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors) and has not been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining him from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Todd M. Hymel.  Mr. Hymel is Deputy Director of Mergers and Acquisitions for PPR, a French multinational company specializing in retail and luxury brands with an office in Paris, France, where Mr. Hymel is located.  Prior to joining PPR in 2008, Mr. Hymel was Managing Partner of Naxos Capital Partners, a private equity firm focused on acquiring and developing small to lower mid-market companies. Prior to Naxos Capital Partners, Mr. Hymel was European Vice President of M&A Finance for Platinum Equity, a global private equity firm specializing in mid-market leveraged buy-outs and turnarounds.   Previous experience also included being a Senior Manager in the Transaction Services Practice of KPMG LLP in their Chicago and Paris offices assisting American and European clients execute foreign investments. Mr. Hymel received a B.S. in Accounting from the University of New Orleans in 1995.  Mr. Hymel was nominated by and serves at the pleasure of Greenwich Investment Company LLC, which is solely owned and controlled by Mr. Leonard M. Levie.  Mr. Hymel has not been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors) and has not been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining him from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

ITEM 2: RATIFICATION OF THE BOARD'S SELECTION OF KIESLING ASSOCIATES LLP
AS INDEPENDENT AUDITORS FOR 2009

The written shareholder consents submitted to the Secretary of the Corporation include the ratification of the Board's selection of Kiesling Associates LLP as the independent registered public accounting firm for the Corporation for the period ending December 31, 2009.  Prior to 2009, BDO Seidman, LLP served as our independent registered public accounting firm.  We engaged Kiesling Associates LLP following the closure of our Chicago headquarters and relocation of the same to Iowa in March 2009.  Kiesling Associates is Iowa based.  There were no disagreements with BDO Seidman.

ITEM 3: AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF INCORPORATION TO EFFECT REVERSE SPLIT

Each of the Affiliated Persons has adopted the following analysis, conclusions, and information concerning the amendment and restatement of the Certificate of Incorporation to effect the Reverse Split and description of the Reverse Split.

The shareholder written consents submitted to the Secretary of the Corporation include the approval of amendments to our Certificate of Incorporation to effect a 7,500 to 1 Reverse Split of the Corporation's issued and outstanding Common Stock.  On August 23, 2009, the Board voted in favor of the proposal to amend and restate the Certificate of Incorporation and the proposals were adopted on September 3, 2009 by the written consent of Mr. Brian F. Cassady, Mr. Curtis J. Zamec, II, and Greenwich Investment Company, LLC, which is solely owned and controlled by Mr. Leonard M. Levie, who collectively hold 2,388,730 shares of Common Stock, representing a 70% interest in our issued and outstanding Common Stock, and were submitted to the Secretary of the Corporation on or about September 4, 2009.

The decision to investigate and ultimately pursue the Reverse Split followed the closure of the Corporation's Chicago headquarters and relocation of the same to Creston, Iowa, the site of the Corporation's principle manufacturing unit, in March of 2009.  The closure of the headquarters, among other cost reduction and efficiency improvement initiatives the Corporation has pursued, was driven by the desire to reduce overhead expenses and increase cash flow to service debt.  The relocation resulted in reduced levels of management, accounting and support staff available to assist with SEC reporting and also a significantly reduced pool of local employees from which to draw upon for this expertise.  Furthermore, after reviewing expense levels remaining following the headquarters relocation and other cost reduction efforts, the Board felt that additional expense reductions were required given the macroeconomic environment.  Among the expense reduction options considered, was the reduction or elimination of administrative expenses associated with maintaining the Corporation's status as a public reporting entity.  In June of 2009, the Board began to consider whether reducing expenses via a deregistration of the Corporation's shares and cessation of public reporting would be an effective cost reduction alternative.  The Board conducted further investigations of the legal and technical requirements of this course of action from June until the formal vote on August 23, 2009 to amend and restate the certificate of incorporation to effect the Reverse Split with a Cash-out Price of $0.35.  Based on the recommendation and reasons of the Board, Mr. Cassady, Mr. Zamec, and Greenwich Investment Company, LLC, which is wholly owned and controlled by Mr. Leonard M. Levie, on September 3, 2009 consented to the Reverse Split.

During preparation and amendment of the preliminary Information Statement, the Board and Affiliated Persons further considered the approach to valuation and determination of the Cash-out Price and decided for reasons, discussed in more detail in this Information Statement under "Special Factors – Fairness of the Reverse Split", a moving average trading price of our Common Stock was a more accurate and fair method for valuing the Common Stock and determining the Cash-out Price, than selecting the price of a certain trade.  The Board and Affiliated Persons communicated and discussed these reasons and this approach from October 7 to October 11, 2009.  The members of the Board consented on October 8, 2009 to increase the Cash-out Price from $0.35 to $0.46 per pre-Reverse Split share of Common Stock and otherwise proceed with the Reverse Split and the Affiliated Persons consented to increase the Cash-out Price to $0.46 and proceed with the Reverse Split on October 11, 2009.

DESCRIPTION OF REVERSE SPLIT

The following describes the material terms of the Reverse Split. While this description describes what we believe are the material terms and conditions of the Reverse Split, we urge you to carefully review, in their entirety, this Information Statement, the attached Exhibits and the documents incorporated by reference, particularly the sections of this Information Statement entitled "Summary Term Sheet of Reverse Split", "Special Factors Pertaining to the Reverse Split" and "Additional Information on the Reverse Split" for additional and more detailed information on the Reverse Split.

Terms of the Reverse Split

The terms of the Reverse Split are as follows:

A 7,500 to 1 Reverse Split of our shares will occur by and upon filing of an Amendment to our Certificate of Incorporation on November __, 2009 (the "Effective Date"). As a result:

a.
Each stockholder owning fewer than 7,500 shares of our Common Stock immediately before the Effective Date will receive $0.46 in cash, without interest, for each such share of our Common Stock owned by such stockholder and will no longer be a stockholder of the Corporation.

b.
Each stockholder holding 7,500 or more shares of our Common Stock immediately before the Effective Date will receive 1 share for each 7,500 shares it held before the Effective Date and $0.46 in cash, without interest, per each such share that would result in a fractional share.

We intend to treat stockholders holding our Common Stock in street name in the same manner as record holders. Prior to the Effective Date, we will conduct an inquiry of all brokers, banks and other nominees that hold shares of our Common Stock in street name, and ask them to provide information on how many shares are held by beneficial holders will be cashed out, and request that they effect the Reverse Split for those beneficial holders. However, these banks, brokers and other nominees may have different procedures than registered stockholders for processing the Reverse Split. Accordingly, if you hold your shares of common stock in "street name," you should contact your bank, broker or other nominee.

AVAILABLE INFORMATION

The Reverse Split will constitute a "going-private" transaction for purposes of Rule 13e-3 of the Exchange Act.  As a result, we have filed the Schedule 13E-3 which contains additional information about us.  Copies of the Schedule 13E-3 are available for inspection and copying at our principal executive offices during regular business hours by any interested stockholder, or a representative who has been so designated in writing, and may be inspected and copies, or obtained by mail, by written request addressed to Fansteel Inc., Attn:  Curtis J. Zamec, II, 1746 Commerce Road, Creston, Iowa 50801.

Additional information concerning the Corporation including our annual report on Form 10-K for the period ended December 31, 2008 and quarterly reports on Form 10-Q for the past quarters ended March 31, 2009 and June 30, 2009, any reports on Form 8-K or other forms which have been filed with the SEC are incorporated herein by reference.  You may read and copy any materials we file with the SEC at the SEC's Public Reference Room, 450 Fifth Street Northwest., Washington, District of Columbia, 20549, U.S.A. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site, EDGAR, that contains our reports and other information at www.sec.gov.

Important Notice Regarding the Availability of Information Statement

This Definitive Information Statement will be available at our website at www.fansteel.com.

The information incorporated by reference is considered to be an important part of this Information Statement.  Any statement in a document incorporated by reference in this Information Statement will be deemed to be modified or superseded to the extent a statement contained in this Information Statement or any other subsequently filed document that is incorporated by reference in this Information Statement modifies or supersedes such statement.

By Order of the Board of Directors,

By:
October __, 2009		Curtis J. Zamec, II President and Chief Executive Officer

EXHIBIT A

PROPOSED FORM OF AMENDMENT TO
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
TO EFFECT REVERSE SPLIT

ARTICLES OF AMENDMENT
OF
FANSTEEL INC.

Section 4 of the Amended and Restated Articles of Incorporation of Fansteel Inc. dated January 23, 2004 is amended by adding a new paragraph at the end of Section 4 as follows:

"All issued and outstanding shares of Common Stock, par value $0.01 per share (the "Pre Split Common Stock"), shall be and hereby are automatically combined and reclassified (the "Reverse Split"), such that each seventy-five hundred (7,500) shares of Pre Split Common Stock shall be combined and reclassified as one (1) share of issued and outstanding Common Stock, par value $0.01 per share ("New Common Stock").  The Corporation shall not issue fractional shares on account of the Reverse Split.  Each holder of less than 7,500 shares of Pre Split Common Stock immediately before the Reverse Split will receive cash in the amount of $0.46, without interest (the "Cash-out Price"), for each share of Pre Split Common Stock held immediately before the effective time of the Reverse Split.  Each holder of 7,500 or more shares of Pre Split Common Stock immediately before the effective time of the Reverse Split will receive one share of New Common Stock for each 7,500 of Pre Split Common Stock held before the effective time of the Reverse Split, and in lieu of any fractional shares following the Reverse Split, will receive $0.46 in cash, without interest, for any Pre Split Common Stock held immediately before the Reverse Split that result in the fraction.  Certificates representing shares of Pre Split Common Stock are hereby canceled and shall represent only the right of holders thereof to receive, as applicable, the Cash-out Price and/or New Common Stock.  "Immediately before the effective time of the Reverse Split" shall mean 5 p.m., New York City time, on November __, 2009, the day prior to the day these Articles of Amendment are filed with the Delaware Secretary of State.

EXHIBIT B

FORM OF INSTRUCTIONS AND TRANSMITTAL LETTERS
TO STOCKHOLDERS FOR DELIVERY OF STOCK CERTIFICATES
AND PAYMENT OF CASH-OUT PRICE

LETTER OF TRANSMITTAL
To Accompany Certificates Formerly Representing Shares of Common Stock of

Mailing Address: Registrar and Transfer Company Attn: Reorg/Exchange Dept. P.O. Box 645 Cranford, New Jersey 07016-0645	Pre-Split Company Name EXCHANGE AGENT: REGISTRAR AND TRANSFER COMPANY (Stockholder Information) 1-800-368-5948	By Hand: Registrar and Transfer Company Attn: Reorg/Exchange Dept. 10 Commerce Drive Cranford, New Jersey 07016
DESCRIPTION OF CERTIFICATES SURRENDERED
Certificate(s) Enclosed (Attach List if necessary)
(See Instructions) Name(s) and Address of Registered Holder(s)	Certificate Number(s)	Total Number of Shares Represented by Certificate(s)

TOTAL SHARES

You MUST submit ALL your original Acquired Company Name Common Stock certificates in order to complete the exchange process. If you cannot locate your original stock certificate(s), please check the box below, complete the Affidavit for Lost Stock Certificate(s), and carefully follow the instructions on the reverse of this Letter of Transmittal.

□ Check the box to the left if you have lost any of your certificates and complete Affidavit For Lost Stock Certificate(s)s on the reverse side. (See Instruction 5)
SIGNATURES MUST BE PROVIDED BELOW - PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
Ladies and Gentlemen:
          In accordance with the terms and conditions of the ___ For ___ Reverse Split between Pre-split Company Name, a State of Incorporation corporation. The transactions incident thereto (the "Reverse Split"), the undersigned herewith surrenders the above described certificate(s) to Registrar and Transfer Company (the "Exchange Agent"). Prior to the Reverse Split, the certificate(s) represented shares of Pre-split Company Name, $__________ par value common stock (the "Shares").  As part of the Reverse Split, the shareholders of Pre-split Company Name (Old) will receive ____ share of common stock of Post-split Company Name (New) for every ____ share of the Company's common stock held. Pre-split Company Name (Old) shareholders who would be entitled to a fractional share of Post-split Company Name (New) Common Stock will be paid cash in lieu at a rate of $______ per whole share (the "Fractional Share Payment").The Post-split Company Name (New) Common Stock and Fractional Share Payment are referred to collectively as the "Reverse Split".

          I (We) (i) hereby represent and warrant that I (we) have full authority to deliver, surrender, transfer and assign the above certificate(s) as provided herein and agree to furnish or execute any additional documents requested, and to comply with any additional requirements imposed, by the Exchange Agent or Pre-split Company Name to complete such delivery, surrender, transfer and exchange; and (ii) understand and agree that the Instructions on the reverse side of this Letter of Transmittal are part of the terms and conditions for surrender of the enclosed certificate(s) and are incorporated herein by reference.

          This Letter of Transmittal must be signed by registered holder(s) exactly as name appears on the certificate(s), or by the authorized agent of such registered holder(s).

SPECIAL PAYMENT AND/OR ISSUANCE INSTRUCTIONS
(See Instructions 1, 3 and 4)
To be completed ONLY if (i) the New Certificate to be issued and/or (ii) the check in exchange for the Certificate(s) surrendered herewith are to be issued in the name of someone other than the undersigned. The taxpayer identification number of the new owner must be provided. (See Instruction 7)

Issue and deliver New Certificate and/or check to:

SPECIAL DELIVERY INSTRUCTIONS
(See Instruction 1 and 4)
Complete ONLY if the New Certificate and/or the check, as applicable, is to be delivered to someone other than the undersigned or to the undersigned at an address other than that shown under the undersigned's name at the top of the letter.

Mail New Certificate and/or check to:

Name:		Name:
	(Please Print First, Middle & Last Name)		(Please Print First, Middle & Last Name)
Address:		Address:

(including Zip Code)		(including Zip Code)
Dated

IMPORTANT – THE BOX BELOW MUST BE SIGNED AND DATED AND THE SUBSTITUTE FORM W-9
ON THE REVERSE SIDE MUST BE COMPLETED WITH SIGNATURE AND TAX ID NUMBER

IMPORTANT SHAREHOLDER SIGN HERE (Also Complete Substitute Form W-9)		MEDALLION SIGNATURE GUARANTEE Required only if Special Payment and/or Issuance Instructions are provided. (See Instruction 3)

X

X
Must be signed by registered holder(s) exactly as name(s) appear on stock certificate(s).  If signature is by attorney, executor, administrator, trustee or guardian, agent or other person acting in a fiduciary or representative capacity, please set forth full title.  See Instruction 2.

Dated

Name(s)
(Please Print)
The signature(s) should be guaranteed by an Eligible Financial Institution or a member of a registered National Securities Exchange or the FINRA pursuant to Securities and Exchange Commission Rule 17Ad-15.
Capacity:

Area Code and Telephone No.:

INSTRUCTIONS FOR SURRENDERING CERTIFICATES
Forming Part of the Terms and Conditions of this Letter of Transmittal

     1.     General. The Letter of Transmittal, properly filled in and signed by or on behalf of the registered holder(s) of PRE-SPLIT COMPANY NAME AND accompanied by certificate(s) for shares of PRE-SPLIT COMPANY NAME when surrendered to the Exchange Agent, Registrar and Transfer Company, at the addresses set forth on the reverse side, will entitle you to receive an equal number of shares of POST-SPLIT COMPANY NAME plus payment of fractional shares, if any, as provided in the Plan and Agreement of Reverse Split. For your convenience, a return envelope addressed to the Exchange Agent is enclosed.
     The method of delivery of the certificate(s) is at the option and risk of the stockholder, but if the certificate(s) or documents are sent by mail, it is suggested that insured or registered mail be used for the stockholder's protection, and you should insure your certificate(s) for 1.5% of their market value.
     Insert in the box at the top of the Letter of Transmittal the certificate number(s) of the common stock certificate(s) which you are surrendering herewith and the number of shares represented by each certificate. If the space provided is insufficient, attach a separate sheet listing this information.
     2.     Authority of Signatory. If the Letter of Transmittal is executed by an agent, attorney, executor, administrator, trustee, guardian or other fiduciary, or by a person acting in any other fiduciary or representative capacity, or by an officer of a corporation on behalf of the corporation, the full title of such person must be given and proper documentary evidence of his appointment and authority to act in such capacity (including, where necessary, bylaws, corporate resolutions and court orders) must be forwarded with the surrendered stock certificate(s) and this Letter of Transmittal.
     3.     New Certificate/Check Issued in Different Name. If the section entitled "Special Payment and/or Issuance Instructions" is completed, then signatures on this Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents' Medallion Program (each an "eligible Institution"). If the surrendered certificates are registered in the name of a person other than the signer of this Letter of Transmittal, or if issuance is to be made to a person other than the registered owner(s), surrendered certificates must be accompanied by a properly endorsed Letter of Transmittal or duly executed stock power(s), in either case signed exactly as the name(s) of the registered owners appear on such certificate(s) with the signatures on the Letter of Transmittal or stock power(s) guaranteed by an Eligible Institution as provided herein.
     4.     Special Delivery Instructions. Indicate the name and address to which the new Certificate and/or Check is to be sent if different from the name and/or address of the person(s) signing this Letter of Transmittal. The shareholder is required to give the social security number or employee identification number of the record owner of the shares or payment. If Special Payment and/or Issuance Instructions have been completed, the shareholder named therein will be considered the record owner for this purpose.
     5.     Letter of Transmittal Required; Surrender of Certificate(s), Lost Certificate(s). You will not receive your new Certificate unless and until you deliver this Letter of Transmittal, properly completed and duly executed, to the Exchange Agent, together with the certificate(s) evidencing your shares and any required accompanying evidences of authority. If your certificate(s) representing shares of PRE-SPLIT COMPANY NAME has been lost, stolen, or destroyed, you should check the box on the face of the Letter of Transmittal indicating that the certificate(s) is lost, complete the rest of the form including the Affidavit For Lost Certificate(s) on the Letter of Transmittal and return it to us along with a check payable to Travelers Casualty & Surety Company of America in the amount of 1.5% of the market value of the stock (Minimum $25.00) and with any certificate(s) of PRE-SPLIT COMPANY NAME stock in your possession. If your bond premium exceeds $3,750.00 you must contact Registrar and Transfer Company (800) 368-5948 immediately.

AFFIDAVIT FOR LOST STOCK CERTIFICATE(S)
     The undersigned hereby attests and certifies the following: That I am the lawful owner of the certificate(s) listed on this letter of transmittal as lost. That a search for the certificate(s) has been conducted and that these certificate(s) cannot be located. That these certificate(s) have not been endorsed, hypothecated, sold or had their ownership pledged or encumbered in any form, whatsoever.

     In requesting the replacement of this certificate(s), I hereby agree that: If these certificate(s) are subsequently located, they will be tendered for cancellation. That I indemnify, protect and hold harmless POST-SPLIT COMPANY NAME, Travelers Casualty & Surety Company of America, and Registrar and Transfer Company, and any other party from and against all losses, expenses, costs and damages including legal fees that may be subjected to these parties at any time in the future as a result of the cancellation and replacement of the certificate(s). All rights accruing to these parties will not be limited by their negligence, breach of duty, accident, or other obligation on the part of or by any officer or employee of the parties.

     I acknowledge that the certificate(s) will be replaced under an insurance bond underwritten by Travelers Casualty & Surety Company of America. My check, payable to the Travelers Casualty & Surety Company of America, to cover the premium of 1.5% of the market value of the stock (Minimum $25.00), is enclosed. I further acknowledge that any filing of an insurance application with materially false or misleading information is a fraudulent insurance act and may be considered a crime.

     Note: If bond premium exceeds $3,750.00 you must contact Registrar and Transfer Company (800) 368-5948 immediately.

Sign Here:
Co-Owner, if any:	Date:

     6.     Validity of Surrender; Irregularities. All questions as to validity, form and eligibility of any surrender of certificate(s) will be determined by POST-SPLIT COMPANY NAME (which may delegate the power to so determine in whole or in part to the Exchange Agent), and such determination shall be final and binding absent manifest error. POST-SPLIT COMPANY NAME reserves the right to waive any irregularities or defects in the surrender of any certificate(s) and its interpretation of the terms and conditions of this Letter of Transmittal or any other documents delivered therewith with respect to such irregularities or defects shall be in its sole discretion. A surrender will not be deemed to have been validly made until all irregularities and defects have been cured.

     7.     Important Tax Information: Substitute Form W-9. Each surrendering shareholder is required to provide Registrar and Transfer Company with such holder's correct Taxpayer Identification Number ("TIN") on the Substitute Form W-9 below and to certify whether the shareholder is subject to backup withholding. Failure to provide such information on the form, may subject the surrendering shareholder to federal income tax withholding at the applicable withholding rate on payments made to such surrendering shareholder with respect to the shares. If such holder is an individual, the TIN is his or her Social Security number. A holder must cross out item (2) in Part 2 of Substitute Form W-9 if such holder is subject to backup withholding. Certain holders, (including, among others, all corporations and certain foreign individuals) are exempt from these backup withholding and reporting requirements. Exempt holders should indicate their exempt status by checking the box in the Substitute Form W-9 below. In order for a foreign individual to qualify as an exempt recipient, such individual must submit a statement, signed under penalties of perjury, attesting to such individual's exempt status. Forms of such statements may be obtained from Registrar and Transfer Company. If backup withholding applies, Registrar and Transfer Company is required to withhold tax at the applicable rate of any payments made to the holder or other payee. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

     8.     Inquiries. All inquiries with respect to the surrender of certificates of common stock should be made directly to the Exchange Agent, Registrar and Transfer Company, at 1- 800-368-5948, or via email to info@rtco.com.

PAYER'S NAME: SURVIVING COMPANY NAME
SUBSTITUTE Form W-9 (Rev. October 2007) Department of the Treasury Internal Revenue Service
Part 1 — Taxpayer Identification Number (TIN) – Enter your TIN in the appropriate box. The TIN provided must match the name given on Line 1 to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions in the Guidelines. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN in the Guidelines.

Social Security Number(s)

OR

Request for Taxpayer Identification Number and Certificate		Employer Identification Number(s)
Note. If the account is in more than one name, see the chart in the Guidelines for guidelines on whose number to enter.

Please fill in your name and address below.	Part 2 — Certification — Under penalties of perjury, I certify that:

Name (as shown on your income tax return)	(1)	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

Business name, if different from above	(2)
I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

Check appropriate box.	(3)	I am a U.S. citizen or other U.S. person (defined below).

☐ Individual/Sole proprietor	☐ Corporation
☐ Partnership	☐ Other
Certification Instructions — You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN.

☐ Limited liability company.		(see instructions)
Enter the tax classification
(D=disregarded entity,
C=corporation, P=partnership)
☐ Exempt payee	Sign Here

Address (number, street, and apt. or suite no.)	Signature of
U.S. person __________________________________DATE ___________ , 20__

City, State and ZIP Code

List account number(s) here (optional)

NOTE:  FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING AT THE APPLICABLE WITHHOLDING RATE OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE ACQUISITION. PLEASE REVIEW INSTRUCTION #7 FOR ADDITIONAL INFORMATION.